UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Information Statement

LeafBuyer Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEAFBUYER TECHNOLOGIES, INC.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Tel: (720) 235-0099

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

AND INFORMATION STATEMENT

To the Stockholders of LeafBuyer Technologies, Inc.:

The purpose of this notice and the enclosed Information Statement is to inform you that, upon the recommendation of the Company’s board of directors (the “Board”) of LeafBuyer Technologies, Inc., a Nevada corporation (the “Company”), the stockholders holding shares of the Company’s Series A Convertible Preferred, par value $0.001 per share (the “Series A Stock”), voting on an “as converted basis” pursuant to the Certificate of Designations thereof, and therefore representing in excess of a majority of the outstanding shares of the Company’s voting capital stock have executed on November 10, 2025 a unanimous written consent of the board of directors and majority stockholders in lieu of a special meeting of stockholders to effectuate the following (the “Actions”):

1.

To (i) approve a merger where LB Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”), and (ii) approve the transactions set forth in the Agreement and Plan of Merger and Reorganization dated November 10, 2025 by and among Acquisition, RagingBull, the equityholders of RagingBull (the “RagingBull Holders”), and the Company (the “Merger Agreement”), including, without limitation, the Merger, the spinoff of the existing LeafBuyer business to the pre-Merger officers of the Company, the pay-down of certain debt of the Company as described therein, and the issuance as of the time at which the Merger shall become effective (the “Effective Time”) of fifteen million (15,000,000) post-split shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the RagingBull Holders;

2.

To (i) approve a change in the Company’s name to RagingBull.com, Inc. (the “Name Change”) or such other name as the Board may approve in the future, and (ii) authorize any other action deemed necessary to effectuate the Name Change, without further approval or authorization of stockholders; and

3.

To (i) approve a reverse stock split of the outstanding shares of Common Stock prior to the issuance of the Merger Shares on the basis of one (1) share per every one hundred fifty six (156) shares outstanding (the “Reverse Split”), and (ii) authorize any other action deemed necessary to effectuate the Reverse Split, without further approval or authorization of stockholders.

Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after December 26, 2025, which is twenty (20) calendar days following the date the Company first mailed the Information Statement to its stockholders.

The accompanying Information Statement is being furnished to stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in the Information Statement, the Actions have been approved by stockholders representing more than a majority of the voting power of outstanding capital stock. The Company is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the Actions approved by certain stockholders holding more than a majority of the voting power of outstanding capital stock.

Except as otherwise indicated by the context, references in the Information Statement to “Company,” “we,” “us,” or “our” are references to LeafBuyer Technologies, Inc.

The Information Statement is being mailed on or about December 5, 2025 to stockholders of record as of November 10, 2025.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer

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LEAFBUYER TECHNOLOGIES, INC.

6888 S. CLINTON STREET, SUITE 300

GREENWOOD VILLAGE, CO 80112

INFORMATION STATEMENT

December 5, 2025

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT.

LEAFBUYER TECHNOLOGIES, INC. IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

LeafBuyer Technologies Inc., a Nevada corporation (the “Company” or “LeafBuyer”), is furnishing this information statement (this “Information Statement”) to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Nevada Revised Statutes (the “NRS”), and the Delaware Limited Liability Company Act (the “LLCA”). No additional action will be undertaken with respect to the receipt of written consents of stockholders, and no dissenters’ rights with respect to the receipt of the written consents of stockholders, and no dissenters’ rights under the NRS, are afforded to stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about December 5, 2025 to the holders of record at the close of business on November 10, 2025 (the “Record Date”), of the common stock of the Company, par value $0.001 per share (the “Common Stock”), in connection with the actions approved by a written consent (the “Written Consent”) executed upon the recommendation of the Company’s board of directors (the “Board”) in lieu of a special meeting of stockholders to effectuate the following (the “Actions”):

Action 1. To (i) approve a merger where LB Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”), and (ii) approve the transactions set forth in the Agreement and Plan of Merger and Reorganization dated November 10, 2025 by and among Acquisition, RagingBull, the equityholders of RagingBull (the “RagingBull Holders”), (the “RagingBull Holders”), and the Company (the “Merger Agreement”), including, without limitation, the Merger, the spinoff of the existing LeafBuyer business to the pre-Merger officers of the Company, the pay-down of certain debt of the Company as described therein, and the issuance as of the time at which the Merger shall become effective (the “Effective Time”) of fifteen million (15,000,000) post-split shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the RagingBull Holders;

Action 2. To (i) approve a change in the Company’s name to RagingBull.com, Inc. (the “Name Change”) or such other name as the Board may approve in the future, and (ii) authorize any other action deemed necessary to effectuate the Name Change, without further approval or authorization of stockholders; and

Action 3. To (i) approve a reverse stock split of the outstanding shares of Common Stock prior to the issuance of the Merger Shares on the basis of one (1) share per every one hundred fifty-six (156) shares of the Company’s Common Stock outstanding (the “Reverse Split”), and (ii) authorize any other action deemed necessary to effectuate the Reverse Split, without further approval or authorization of stockholders.

On November 10, 2025, the Board unanimously approved the Actions. Pursuant to the Company’s current Bylaws and the NRS, the holders of the issued and outstanding shares of capital stock representing a majority of voting power of the stockholders may approve and authorize the Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize the Written Consent of stockholders representing a majority of the Company’s voting power (the “Voting Stockholders”) to approve the Actions.

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The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The Company’s corporate offices are located at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112 and its telephone number is (720) 235-0099.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of Common Stock.

No action can be taken until at least twenty (20) calendar days after the first mailing of this Information Statement to the Company’s stockholders. Upon the expiration of such notice period, the Company intends to file a Certificate of Merger with the Secretary of State of Delaware (the “Certificate of Merger”), at which time the Merger shall become effective. As soon as practicable, the Company also intends to file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada (the “Nevada Certificate”), to effectuate the Name Change and the Reverse Split. Once the Board decides to implement the Name Change and the Reverse Split, such Actions would become effective on the date of filing the Nevada Certificate.

The Nevada Certificate is attached hereto as Annex A.

The Certificate of Merger is attached hereto as Annex B.

RECORD DATE, VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

The Company is not seeking consents, authorizations or proxies from you.

As of the Record Date, the Company had 100,071,073 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. As of the Record Date, the Company had 324,325 shares of Series A Preferred Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to vote on the as converted basis equal to fifty-five percent (55%) of the Company’s outstanding voting stock. On November 10, 2025, the following consenting Voting Stockholders owning a total of 324,325 shares of Series A Stock delivered the executed Written Consent authorizing the Actions described herein. The Voting Stockholders’ names, affiliation with the Company, and Common Stock holdings are as follows:

	Common Stock		Series A Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Percent of Voting Power(3)
Kurt Rossner, Chief Executive Officer and Director(4)	7,239,227	7.23%	108,109	33.3%	21.59%
Mark Breen, Chief Financial Officer, Director(5)	7,239,227	7.23%	108,108	33.3%	21.59%
Michael Goerner, Treasurer, Director(6)	7,239,227	7.23%	108,108	33.3%	21.59%

Total:	21,717,681	21.70%	324,325	100%	65.0%

(1)

The Series A Preferred Stock is convertible into such number of shares of Common Stock equal to fifty-five percent of the number of shares of Common Stock outstanding at the time of version. The Series A Preferred Stock vote on an as-converted basis and accordingly have votes equal to fifty-five percent (55%) of the votes of the Company.

(2)

For each shareholder, the calculation of percentage of beneficial ownership is based upon 100,071,073 shares of Common Stock and 324,325 shares of Series A Preferred Stock outstanding, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days of the record date, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)	The amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders.

(4)	Includes 7,239,277 shares of Common Stock and 108,109 shares of Series A Preferred Stock.

(5)	Includes 7,239,277 shares of Common Stock and 108,108 shares of Series A Preferred Stock.

(6)	Includes 7,239,277 shares of Common Stock and 108,108 shares of Series A Preferred Stock.

The Written Consent that we obtained from the Voting Stockholders satisfies the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders is required in order to effectuate the Actions.

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EXPENSES

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DISSENTER’S RIGHT OF APPRAISAL

This notice and the accompanying information statement constitute notice to you from us of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS in connection with the Merger, including the advance notice statement required pursuant to Section 92A.303 of the NRS.

Under the NRS, stockholders are not entitled to dissenters’ rights with respect to the Name Change and the Reverse Split.

Under the LLCA, stockholders have no right to dissent from any of the actions set forth above.

No security holders have transmitted any proposals to be acted upon by the Company.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Nevada law. Under Nevada law, action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Corporate Actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of a majority of the Company’s voting power to approve the Corporate Actions.

The Corporate Actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to the Company’s stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the effective date(s) of the Corporate Actions.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

Certain directors of the Company prior to the Effective Time will, at the Closing, acquire the operating business of LeafBuyer in a spinoff transaction described in the Merger Agreement and therefore have an interest in the transactions contemplated by the Merger Agreement. The Company’s disinterested directors, being fully informed of the transactions contemplated by the Merger Agreement, approved the Merger, the Merger Agreement, and the transactions contemplated thereby.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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ACTION 1. APPROVAL OF THE MERGER

SUMMARY

This summary highlights certain information from this information statement related to the Merger. This information statement and this summary may not contain all of the information that is important to you. To understand the Merger more fully and for a complete description of its legal terms, you should carefully read this information statement, including the Merger Agreement and the other annexes to this information statement and the other documents to which we refer in this information statement. A copy of the Merger Agreement is attached as Annex C to this information statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice unless otherwise defined in this information statement. Capitalized terms used but not defined in this information statement or the notice to which it is attached have the meanings set forth in the Merger Agreement. This information statement is dated December 5, 2025 and is being mailed to our stockholders on or about December 5, 2025.

The Parties to the Merger Agreement

LeafBuyer Technologies, Inc.

LeafBuyer provides a comprehensive marketing technology platform for the cannabis industry and is an online cannabis resource. The Company's clients, medical and recreational dispensaries, in legalized cannabis states, along with cannabis product companies subscribe to its technology platform to assist in new customer acquisition. It provides retention tools to those companies that include texting/loyalty and ordering ahead technology. Its LeafBuyer Technology Platform reaches many cannabis consumers every month through its Web-based platform, loyalty platform and smart application technology. The Company's website's sophisticated vendor dashboard allows its clients to update their menus, deals and create real-time messages to communicate with consumers 24/7. Through its total network program, text messages that are sent are converted into add units that are posted to Leafbuyer.com in real-time.

Our headquarters are located at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112 and our telephone number is (720) 235-0099. Additional information about the Company is included our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”

LB Acquisition Corp.

Acquisition was formed in Delaware on October 22, 2025, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the RagingBull. Acquisition is a direct, wholly-owned subsidiary of the Company with 1,000 shares of common stock, par value $0.00001 per share (the “Acquisition Stock”) issued and outstanding. Acquisition has not engaged in any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation and in connection with the Merger. Upon consummation of the Merger, Acquisition will cease to exist, and RagingBull will continue as the surviving corporation under the laws of the State of Delaware.

RagingBull.com, LLC

RagingBull.com, LLC is a stock trading education platform that equips traders with practical knowledge and strategies through real-world trading examples from experienced professionals. The company serves traders at all experience levels with expert-led instruction, tailored strategies, and an active trading community.

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With over a decade in operation, RagingBull has established itself as a significant player in stock trading education and digital marketing. At its peak, the company achieved over $100 million in annual revenue through its diversified business model and effective lead generation capabilities. In 2021, the Federal Trade Commission brought an enforcement action against RagingBull alleging deceptive trade practices by the company. The company paid $2.4 million to settle the FTC lawsuit, under terms that enable full compliance with federal and state law while avoiding the operational disruption of prolonged litigation. Under the March 2022 consent decree with the FTC, RagingBull is subject to ongoing compliance obligations and operational restrictions that remain in effect for the lifetime of the business. The Order prohibits making or assisting others in making earnings claims without written substantiation demonstrating the claims are non-misleading and typical for similarly situated consumers. The company is prohibited from providing substantial assistance or support to any seller or telemarketer whom the company knows, or consciously avoids knowing, is engaged in Order or Telemarketing Sales Rule violations. The company cannot misrepresent experience, time, or capital requirements, refund or cancellation policies, or any material aspect of product performance. The company must obtain express informed consent before charging consumers, provide clear and conspicuous disclosures of all material terms, and maintain simple cancellation mechanisms. The $2.425 million monetary judgment is non-dischargeable in bankruptcy, and the complaint facts have collateral estoppel effect in any future enforcement action. The Court retains jurisdiction, and under its authority, any material deviation from the documented compliance process could trigger FTC reinvestigation with potential enforcement action and monetary liability against the company and individual officers. The company has maintained the compliance program in place at the consent decree's entry. The FTC has monitored this framework through required reporting and expects continued operation without interruption or material deviation. Under the Order, the company's Chief Compliance Officer must submit compliance reports to the FTC under penalty of perjury detailing monitoring activities, complaints investigated, violations identified, remedial actions, and compliance status. The Order includes notification and document retention provisions. The company must cooperate fully with FTC representatives who may request information, conduct interviews, or perform compliance audits on 14 days' notice. The company must notify the FTC within 14 days of any material business changes, including structural changes, ownership changes, or bankruptcy filings. The settlement terms and the underlying compliance issues do not prevent or prohibit RagingBull or its owners from being a publicly traded company or issuing shares to the public.

Having operated successfully and in compliance with FTC rules throughout the remainder of the litigation and since its resolution, RagingBull currently operates at a $5 million annual run rate and in compliance with its settlement agreement with the FTC.

The company has evolved its business model to focus on high-margin lead generation, attracting prospective traders and connecting them with external offers. This approach generates substantial revenue while minimizing operational risk.

The company has diversified its business model by adding a high-margin lead generation vertical, connecting traders with external offers. This strategic expansion broadens RagingBull’s market reach and creates an additional revenue stream with favorable economics and reduced operational complexity.

Through its reverse merger with Leafbuyer Technologies Inc., RagingBull will gain access to public markets to support its expansion strategy and position the business for its next phase of growth.

Equityholders of RagingBull

The equityholders of RagingBull (the “RagingBull Holders”) hold all of the membership interests (the “RagingBull Interests”) in RagingBull. Upon the consummation of the Merger, the RagingBull Holders shall be the majority shareholders of the Company.

Structure of the Merger

On November 10, 2025, the Company, Acquisition, RagingBull, and the RagingBull Holders entered into the Merger Agreement, pursuant to which Acquisition will merge with and into RagingBull with RagingBull surviving such merger. The Merger Agreement provides that, among other things and upon the terms and subject to the conditions of the Merger Agreement and in accordance with the NRS and the LLCA, Acquisition will merge with and into RagingBull. As a result, the separate corporate existence of Acquisition will cease and RagingBull will survive the Merger and continue to exist after the Merger (the sometimes hereinafter referred to as the “Surviving Company”). The Company, Acquisition, RagingBull, and the RagingBull Holders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

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Consideration to be Received in the Merger

Subject to the terms of the Merger Agreement, at the Effective Time:

•	all of the equity in RagingBull held by the RagingBull Holders will be converted into the right to receive Fifteen Million (15,000,000) newly issued, post-split shares of LeafBuyer Common Stock (the “Merger Shares”), to be issued to the RagingBull Holders in accordance with their pro rata ownership of RagingBull, and after the completion of the transactions contemplated by the Merger Agreement and the Reorganization, the RagingBull Holders will be the majority shareholders of the Company; and

•	all of the shares of Acquisition Stock outstanding immediately prior to the Effective Time will be converted into the right to receive such proportionate number of RagingBull Interests, so that at the Effective Time, the Company will be the holder of all of the issued and outstanding RagingBull Interests; and

•	all of the RagingBull Interests issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Shares;

From and after the Effective Time, all such RagingBull Interests will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of RagingBull Interests will cease to have any rights with respect thereto, except the right to receive their consideration of Merger Shares pro rata.

Required Stockholder Approval for the Merger

Prior to the execution of the Merger Agreement, the Company obtained written consents and resolutions approving the Merger, the Reorganization, and such other matters the Parties mutually decided to be necessary or appropriate in order to effect the Merger, from the Company’s Board, the Series A Holders (representing a majority of the voting power of the capital stock of the Company) (the “Stockholder Approval”), the managers of Raging Bull (the “RagingBull Managers”), and the RagingBull Holders. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, the Company’s Board, the Series A Holders, the RagingBull Holders, and the RagingBull Managers delivered written consents (the “Written Consents”) constituting the Stockholder Approval. As a result, no further action by the Company’s Board, the stockholders of the Company, the RagingBull Holders or the RagingBull Managers is required under applicable law or the Merger Agreement (or otherwise) to approve the Merger, the Reorganization, or such other matters as the Parties mutually decide to be necessary or appropriate in order to effect the Merger, and the Company will not be soliciting your vote for or consent to the approval of the Merger, the Reorganization, or such other matters as the Parties mutually decide to be necessary or appropriate in order to effect the Merger, Agreement, and will not call a stockholders’ meeting for purposes of voting on thereon. No further action by the Company’s stockholders is required to complete the Merger and all requisite corporate action by and on behalf of the Company and Acquisition required to complete the Merger has been taken.

The Merger Agreement

Conditions to Consummation of the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual conditions, including:

•	The receipt of all required consents, approvals, waivers, clearances, authorizations or permissions of any relevant governmental authority;

•	The absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited;

•	The Company receiving the requisite stockholder approvals (which has been satisfied by delivery of the Written Consents);

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The obligations the Company and Acquisition under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	RagingBull’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards;

•	RagingBull having performed or complied with in all material respects their obligations, agreements and covenants under the Merger Agreement;

•	RagingBull having delivered to the Company a certificate dated as of the date of Closing (the “Closing Date”) and signed by a duly authorized officer of RagingBull;

•	the absence of any material adverse effect with respect to the RagingBull;

•	the Company having received such further documents, certificates, or instruments relating to the transactions contemplated by the Merger Agreement as the Company may reasonably request;

•	the transactions contemplated by the Merger Agreement having been approved by a majority of the RagingBull Managers and a majority of the RagingBull Holders;

•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from RagingBull’s lenders, creditors, vendors and lessors, as applicable;

•	RagingBull having prepared and having delivered to the Company audited financial statements since inception through December 31, 2024, having been prepared in conformity with generally accepted accounting principles consistently applied and having been the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, RagingBull having prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which having been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and having been reviewed by RagingBull’s independent certified public accountants;

•	the Company having received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that RagingBull is in good standing in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

The obligations of RagingBull under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	the representations and warranties made by the Company and Acquisition in the Merger Agreement being true and correct, subject to certain materiality standards;

•	the Company and Acquisition having performed or complied with in all material respects our obligations, agreements and covenants under the Merger Agreement;

•	the Company having delivered to RagingBull a certificate dated as of the Closing Date and signed by an a duly authorized officer of the Company;

•	the absence of any material adverse effect with respect to the Company;

•	RagingBull having received certificates of good standing from the Secretary of State of Nevada, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the state of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon;

•	RagingBull having received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RagingBull may reasonably request;

•	RagingBull having conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of RagingBull;

•	the Company having obtained the approval of the Board and the affirmative vote of a majority of the votes of the holders of the outstanding voting capital stock of LeafBuyer approving the Merger and the Reorganization (the “LeafBuyer Shareholders”);

•	prior to the Closing of the Merger and Reorganization, filed an Information Statement on Schedule 14C with the SEC for the approval of the Merger and the Reorganization; and

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•	the transactions contemplated by the Merger Agreement having been approved by the Board of the Company and Acquisition;

•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable;

•	the Parties having prepared and agreed upon the content of Form 8-K to be filed; and

•	Prior to or simultaneously in connection with the Closing, the Company shall have obtained necessary approval and entered into the requisite agreements for: (a) the Note Consolidation and Amendment Agreement, in the form attached as Exhibit I to the Merger Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”) pursuant to and in accordance with the form of the Exchange Agreement attached as Exhibit K of the Merger Agreement; and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the Marshall Debt Interest convertible into shares of LeafBuyer Common Stock, in the form attached as Exhibit L to the Merger Agreement (collectively, the “Debt Exchange”).

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Closing Date, by either the Company Board or the RagingBull Managers if:

•	there is any actual or threatened action or proceeding in writing before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the judgment of such board of directors or members, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by the Merger Agreement;

•	any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger;

•	there has been any change after the date of the latest balance sheets of RagingBull or the Company, respectively, in the assets, properties, business, or financial condition of RagingBull or the Company, which could have a materially adverse effect on the value of the business of RagingBull or the Company, respectively, as the case may be, dated as of the date of execution of the Merger Agreement; or

•	the Closing Date has not occurred by April 1, 2026, or such other date agreed upon in writing by the Company and RagingBull.

Further, each of the Company, Acquisition, and RagingBull may terminate the Merger Agreement if a party is in breach of any representation, warranty, or covenant contained in the Merger Agreement that would give rise to the failure of a condition to the terminating party’s obligation to effect the Merger, subject to a cure right.

Termination Fee

If the Merger Agreement is terminated by either the Company Board or the RagingBull Managers, no obligation, right, or liability shall arise under the Merger Agreement, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement. However, notwithstanding the foregoing in any event, RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees, and expenses, in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

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Interests of Our Executive Officers and Directors in the Merger

You should be aware that the Company’s executive officers and who constitute a majority of directors on the Board of Directors of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board, 3 of whom are the same individuals as the approving holders of Series A Preferred Stock of the Company and have the interests in the Merger approved the transaction, and the 2 disinterested directors of the Company, being aware of these interests and considered them, among other matters, also approved the Merger Agreement and the transactions contemplated thereby. These interests are described in the section titled, “The Merger– Interests of Our Executive Officers and Directors in the Merger.”

Material United States Federal Income Tax Consequences of the Merger

None. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and RagingBull.

Regulatory Approvals

Under the Merger Agreement and subject the terms and conditions thereof, each of the parties to the Merger Agreement has agreed to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or non-actions by, and make as promptly as practicable all necessary filings and submissions with, any governmental authority or other persons necessary in connection with the consummation of the Merger and the other Transactions. None of the Company, Acquisition or RagingBull is aware of any federal or state regulatory approval required in connection with the Merger, other than compliance with applicable federal securities laws, applicable Nevada and Delaware laws, and certain required notice filings.

Governing Law

The Merger Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to the Merger Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

Dissenter’s Rights

Pursuant to Section 92A.380 of the NRS, if the Merger is completed, subject to compliance with the requirements of Sections 92A.300 through 92A.500 of the NRS, you will have the right to dissent and demand payment in an amount that the Company estimates to be the fair value of the shares of Company’s Common Stock. Each dissenter will then have the right to contest the Company’s estimate of fair value. In order to exercise your dissenter’s rights, you must (i) provide to the Company a written statement of intent to assert dissenter’s rights and demand payment for your shares of the Company’s Common Stock if the Merger is effectuated within 15 days after the mailing of this information statement and (ii) deliver to the Company (prior to the Effective Time) or RagingBull (after the Effective Time) a written demand for payment no later than 30 days after the mailing of this information statement, and otherwise comply with the requirements of Sections 92A.300 through 92A.500 of the NRS, a copy of which is included as Annex D to this information statement. This information statement shall constitute notice to you from the Company of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS.

For a summary of dissenter’s rights, see the section titled “Dissenter’s Rights” beginning on page 28. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising dissenter’s rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Sections 92A.300 through 92A.500 of the NRS will result in loss of dissenter’s rights.

Market Information

Our Common Stock is currently registered under the Securities Exchange Act of 1934 and quoted on the QB market tier of OTC Markets Group (“OTC Markets”) under the trading symbol “LBUY.” Following completion of the Merger, we intend to apply for listing of our Common Stock on a National Exchange. There is no guaranty that such National Exchange listing will occur.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The questions and answers below highlight only selected information from this information statement and only briefly address some commonly asked questions as they pertain to the Merger Agreement and the Merger. The following questions and answers do not include all the information that may be important to you as a stockholder of the Company. Please refer to the section entitled “Summary” and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement, each of which you should read carefully.

Q: What is the proposed transaction and what effects will it have on the Company?

A: The proposed transaction is a merger where, once the closing conditions to the Merger have been satisfied or waived (to the extent waivable) and upon the terms and subject to the other conditions set forth in the Merger Agreement, LB Acquisition Corp., a wholly-owned subsidiary of the Company, (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”). The LeafBuyer business will be spun out of the Company so that following the Merger, the Company will own, and the publicly traded shares of Common Stock of the Company will represent equity interests in, the RagingBull business activities, and no longer own or represent equity interests in the historical LeafBuyer business activities of the Company.

Q: What will I receive in the Merger?

A: Stockholders of LeafBuyer will not receive anything in the Merger. As part of the Merger, holders of Common Stock will be subject to a reverse split where owners of 156 shares of Common Stock prior to the Merger will own 1 share of Common Stock after the Merger, and 15,000,000 shares of Common Stock will be issued to the pre-Merger owners of RagingBull. Lenders to the Company will be partially repaid and will receive a convertible note in the amount of unpaid principal and accrued interest convertible into shares of Common Stock of the Company. Prior to the Merger, the shareholders of the Company have owned the LeafBuyer operating business, following the Merger, the shareholders of the Company will own the RagingBull operating business.

Q: When do you expect the Merger to be completed?

A: We expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement, though in no case will the Merger be completed prior to 20 days after we have mailed this information statement to our stockholders. We currently expect to complete the Merger during the first quarter of 2026, though we cannot assure completion by any particular date, or at all.

Q: What happens if the Merger is not completed?

A: If the Company and RagingBull do not complete the Merger, the Company will remain an independent company, the reverse stock split will not occur, the debt paydown will not occur, and you will continue to hold the shares of Common Stock that you currently own. Additionally, we expect that the Common Stock would continue to be quoted on OTC Markets for the foreseeable future.

Q: Will I owe taxes as a result of the Merger?

A: No. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Code, as determined in good faith by the Company and RagingBull.

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Q: Why am I not being asked to vote on or consent to the Merger?

A: Effecting the Merger requires the approval of the Merger Agreement by stockholders of the Acquisition holding a majority of the voting power of the stockholders of Acquisition (in this case, the Company). The Company has obtained approval of the Merger Agreement by the Board of Directors of the Company and by stockholders of the Company holding a majority of the voting power of the stockholders. Nevada law and the Company’s Bylaws permit stockholders with an aggregate of a majority of the outstanding shares of Company Stock (or whatever different proportion of voting power is required by law, the Company’s Amended and Restated Articles of Incorporation or the Company’s Bylaws) to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, the Company as sole stockholder of Acquisition, and the Voting Stockholders, which on such date beneficially held more than a majority of the voting power of the Company’s stockholders by virtue of the 55% majority represented by the Series A Preferred Stock on an as-converted basis, and executed and delivered the Written Consents, thereby providing the approval for the Merger. Therefore, your vote or consent is not required and is not being sought and the Company will not be calling a special meeting of its stockholders for purposes of voting on the adoption of the Merger Agreement or otherwise in connection with the Transactions. We are not asking you for a proxy and request that you not send us a proxy.

Q: Why did I receive this information statement?

A: Applicable securities laws and regulations require us to provide you with notice of the Written Consents that were delivered by the Voting Stockholders as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to approve or authorize the Merger Agreement or complete the Merger.

Q: Did the Board approve and recommend the Merger Agreement?

A: Yes. Among other things, the Board has (i) determined that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth therein, and (iii) recommended the plan of merger set forth in the Merger Agreement to the stockholders of the Company and that the stockholders of the Company approve such plan of merger.

Q: What happens if I sell my shares before completion of the Merger?

A: If you transfer your shares of Common Stock before consummation of the Merger, you will lose your dissenter’s rights. In order to exercise dissenter’s rights, you must hold your shares of Common Stock through the Effective Time.

Q: Do I have appraisal or dissenter’s rights if I object to the proposed Merger?

A: Yes. Under Section 92A.380 of the NRS, if the Merger is completed, subject to compliance with the requirements of Sections 92A.300 through 92A.500 of the NRS, you will have the right to dissent and demand payment in an amount that the Company estimates to be the fair value of the shares of Common Stock. Each dissenter will then have the right to contest the Company’s estimate of fair value. In order to exercise your dissenter’s rights, you must (i) provide to the Company a written statement of intent to assert dissenter’s rights and demand payment for your shares of Common Stock if the Merger is effectuated within 15 days after the mailing of this information statement and (ii) deliver to the Company (prior to the Effective Time) or RagingBull (after the Effective Time) a written demand for payment no later than 30 days after the mailing of this information statement, and otherwise comply with the requirements of Sections 92A.300 through 92A.500 of the NRS, a copy of which is included as Annex D to this information statement. This information statement shall constitute notice to you from the Company of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS.

Q: What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A: The Company’s rights to provide non-public information and engage in negotiations or discussions with third parties with respect to alternative transactions to the Merger, and the Board’s right to change its recommendation, under certain circumstances, ceased upon the Company’s execution and delivery of the Merger Agreement.

Q: Where can I find more information about the Company?

A: The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section titled “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward-looking statements, including, without limitation, statements regarding forecasts and projections as described in the section titled “The Merger – Certain Company Financial Projections” and statements regarding the anticipated timing of the closing of the merger. All statements other than statements of historical facts included in this information statement are forward-looking statements, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this information statement and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to:

•	the risk that the Merger is not completed on the anticipated terms and timing, including the risk that the conditions to the completion of the Merger are not satisfied;

•	potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto;

•	the risk that disruptions from the Merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger;

•	the ability of the Company to retain key personnel;

•	the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•	legislative, regulatory and economic developments;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance;

•	certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and

•	those risks described under the heading “Risk Factors” in our Annual Report filed with the SEC on September 29, 2025.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Transactions or other matters addressed in this information statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this information statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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THE PARTIES TO THE MERGER AGREEMENT AND THEIR RELEVANT AFFILIATES

The parties to the Merger Agreement are LeafBuyer Technologies, Inc., RagingBull and LB Acquisition Corp.

LeafBuyer Technologies, Inc. (“LeafBuyer” or the “Company”)

LeafBuyer Technologies, Inc.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Phone: (720) 235-0099

LeafBuyer provides a comprehensive marketing technology platform for the cannabis industry and is an online cannabis resource. The Company’s clients, medical and recreational dispensaries, in legalized cannabis states, along with cannabis product companies subscribe to its technology platform to assist in new customer acquisition. It provides retention tools to those companies that include texting/loyalty and ordering ahead technology. Its LeafBuyer Technology Platform reaches many cannabis consumers every month through its Web-based platform, loyalty platform and smart application technology. The Company’s website’s sophisticated vendor dashboard allows its clients to update their menus, deals and create real-time messages to communicate with consumers 24/7. Through its total network program, text messages that are sent are converted into add units that are posted to Leafbuyer.com in real-time.

The Common Stock is quoted on the QB tier of the OTC Markets under the trading symbol “LBUY.” Additional information about the Company is included in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”

RagingBull.com, LLC (“RagingBull”)

RagingBull.com, LLC

62 Calef Hwy., Ste. 233

Lee, New Hampshire 03861

Phone: (833) 498-5428

RagingBull is a lead generation and marketing business that uses educational and training programs focused on financial literacy and stock trading to attract leads. RagingBull earns revenue from its lead generation activities while helping its members deepen their understanding of trading by offering a comprehensive stock market education program that provides guidance on getting started with stock trading and generating smart stock ideas. Further information regarding RagingBull’s business activities is available at: https://ragingbull.com/.

Further information regarding the RagingBull’s business activities is available at: https://www.ragingbull.com.

LB Acquisition Corp. (“Acquisition”)

LLB Acquisition Corp., was formed in Delaware on October 22, 2025, solely for the purpose of entering into the Merger Agreement and consummating the Merger. Acquisition is a direct, wholly-owned subsidiary of LeafBuyer and has not engaged in any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation and in connection with the Merger. Upon consummation of the Merger, Acquisition will cease to exist, and RagingBull will continue as the surviving entity and a wholly-owned subsidiary of LeafBuyer, which will change its name into RagingBull.com, Inc.

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THE MERGER

Required Stockholder Approval for the Merger

The approval of the Merger Agreement required that the Company and the Company’s stockholders approve the plan of merger set forth in the Merger Agreement by the affirmative vote (at a meeting or by written consent) of a majority of the voting power of the Company’s stockholders, with the holders of the Series A Preferred Stock voting together with certain holders of the Common Stock on an as-converted basis to represent approximately 65% of the voting power of the stockholders. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, holders of Common Stock and the Company’s Series A Preferred Stock representing an aggregate of approximately 65% of the outstanding voting power of the Company’s stockholders (including the holders of all of the outstanding shares of super voting Series A Preferred Stock) delivered the Written Consents constituting the Company Stockholder Approval. As a result, no further action by any other holder of shares of Common Stock is required under applicable law or the Merger Agreement (or otherwise) to approve the Merger Agreement, the Merger and the other Transactions, and we will not be soliciting your vote for or consent to the approval of the Merger Agreement, the Merger and the other Transactions, and will not call a stockholders’ meeting for purposes of voting on the approval of the Merger Agreement, the Merger and the other Transactions. No further action by our stockholders is required to complete the Merger and all requisite corporate action by and on behalf of RagingBull and Acquisition required to complete the Merger has been taken. Pursuant to the Written Consents, such stockholders also waived any rights they may have to assert dissenter’s rights pursuant to the NRS.

In addition, on November 10, 2025, the holders of the Company’s Series A Preferred Stock waived any rights they may have to assert dissenter’s rights pursuant to the NRS or to convert their shares of Series A Preferred Stock into shares of Common Stock.

Interests of Our Executive Officers and Directors in the Merger

You should be aware that certain of the Company’s executive officers and directors have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board, including the disinterested directors, was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

As part of the transactions contemplated by the Merger Agreement, CEO Kurt Rossner, COO and CFO Mark Breen, and CTO Michael Goerner will lead a group that will purchase the operating assets of the LeafBuyer business in a spinoff transaction to be executed at the Effective Time of the Merger by purchasing from the Company 100% of the equity interests of LB Media Group LLC, a wholly-owned subsidiary of the Company that merged with and into a newly-formed subsidiary of the Company in 2017 in a transaction similar to the transaction contemplated by the Merger Agreement. LB Media Group LLC will remain liable for a Covid-era Small Business Administration EIDL loan of approximately $525,000 as of the date of the Merger Agreement, and will retain all of the operating assets, receivables, cash, and liabilities (other than debt paid down in connection with the Merger) of the pre-Merger business of the Company, plus any debt used to purchase LB Media Group LLC in the spinoff transaction.

Ownership of Company Stock

For information regarding beneficial ownership of the shares of Common Stock and Preferred Stock held by each of the Company’s directors and named executive officers and all directors and executive officers as a group, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

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Registration of the Common Stock After the Merger

The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and quoted on the QB market tier of OTC Markets. Upon completion of the Merger, Acquisition will merge with and into the RagingBull, with RagingBull surviving the Merger. Following completion of the Merger, there will continue to be a limited market for the Common Stock.

Following the closing of the Merger, the Company intends and will take all commercially reasonable steps necessary to uplist to a National Exchange, but there is no guaranty that the Company will be successful.

 Material United States Federal Income Tax Consequences of the Merger

None. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of Code, as determined in good faith by the Company and RagingBull.

Regulatory Approvals

Under the Merger Agreement and subject the terms and conditions thereof, each of the parties to the Merger Agreement has agreed to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or non-actions by, and make as promptly as practicable all necessary filings and submissions with, any governmental authority or other persons necessary in connection with the consummation of the Merger and the other Transactions.

Notwithstanding the foregoing, RagingBull and its affiliates will not be required to seek any approval, provide any notice other than this information statement, or enter into any consent decree with any governmental authority, make any divestiture, accept any operational restriction, or take or commit to take any other action that relates to the Company’s assets, business, results of operation or financial condition of the Company, taken as a whole, or that would be reasonably expected to limit or impair RagingBull’s or any of its affiliates’ right to own or operate its business or to obtain or enjoy any of the rights or benefits of the Company’s or its subsidiaries’ business(es). Further, the Company may not, and is required to cause each of its subsidiaries not to, without RagingBull’s prior written consent, (i) enter into any consent decree with any governmental authority to make any divestiture, (ii) accept any operational restriction, or (iii) take or commit to take any other action that, in each case of (i) and (ii), relates to the Company’s assets, business, results of operation or financial condition of the Company, taken as a whole, or that would be reasonably expected to limit or impair RagingBull’s or any of its affiliates’ right to own or operate its business or to obtain or enjoy any of the rights or benefits of the Company’s or its subsidiaries’ business(es).

The Merger Agreement also provides that the parties will use reasonable best efforts to cooperate with each other in determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental authorities or third parties in connection with the execution and delivery of the Merger Agreement and related agreements and consummation of the Transactions and timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations.

None of the Company, Acquisition or RagingBull are aware of any federal or state regulatory approval required in connection with the Transactions, other than compliance with applicable federal securities laws and applicable Nevada or Delaware laws and certain required notice filings.

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THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Annex C and is incorporated by reference into this information statement. This summary does not purport to be a complete description of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings that the Company makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Acquisition, RagingBull, or their respective subsidiaries or affiliates. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific agreed-upon dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in this information statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, RagingBull or any of their respective subsidiaries, affiliates or businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver, amendments or other modification.

Form of the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the NRS and the LLCA, Acquisition will be merged with and into RagingBull, the separate corporate existence of Acquisition will cease and RagingBull will continue as the Surviving Entity of the Merger and a wholly-owned subsidiary of the Company.

Consummation and Effectiveness of the Merger

The Merger will become effective at the Effective Time, which will be when the articles of merger have been duly filed with and accepted by the Nevada Secretary of State, or to the extent permitted by the NRS, at such later date and time as is agreed to by the Company and RagingBull and specified in the articles of merger. The closing of the Merger will take place on the second business day after the satisfaction or (to the extent permitted by law) waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless the Company and RagingBull agree in writing to another date or time.

Representations and Warranties

The Company, Acquisition and RagingBull made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds). The representations and warranties made by the Company are also subject to, and qualified by, certain information in our filings made with the SEC prior to the date of the Merger Agreement.

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The Company’s and Acquisition’s representations and warranties to RagingBull in the Merger Agreement relate to, among other things:

- Organization: the Company is a Nevada corporation duly organized, validly existing, and in good standing; Acquisition is a duly organized subsidiary formed solely for the Merger; execution and delivery of the Merger Agreement and consummation do not violate their charter documents; all necessary corporate action taken.

- Company’s Capitalization: the Company’s authorized capital stock is 160,000,000 shares ($0.001 par value), consisting of 150,000,000 LeafBuyer Common Stock (100,071,075 issued and outstanding) and 10,000,000 blank-check preferred stock with 324,325 shares of Series A Preferred Stock issued and outstanding. There are no other options, warrants, or convertible securities except as in Schedule 3.2(a) of the Merger Agreement; all outstanding shares are duly authorized, validly issued, fully paid, non-assessable, and issued in compliance with securities laws. The Merger Shares, when issued, will be duly authorized, validly issued, fully paid, and non-assessable.

- Acquisition’s Capitalization: Acquisition’s authorized capital stock is 1,000 shares of common stock (par $0.00001), 100 shares were issued and are owned by the Company; the shares are duly authorized, validly issued, fully paid, non-assessable; there are no other rights outstanding; Acquisition has conducted no business and acquired no property prior to the Closing.

- Financial Statements: the Company’s Financial Statements (audited and interim) in Company’s Reports comply with SEC rules; they are prepared in accordance with GAAP; and are fairly present financial condition, results, and cash flows in consistency with the Company’s books and records.

- Securities Act and Exchange Act Filings: the Company’s Reports include Form 10-K for the year ended June 30, 2025 and all filings under §§ 13 and 14 of the Exchange Act since 2020; such filings were done timely; they comply in all material respects with SEC rules; they contain no untrue statement of a material fact or omission.

- Undisclosed Liabilities: there are no undisclosed liabilities, except as set forth in Financial Statements or in the Company’s Reports, or arising in the Ordinary Course of Business.

- Absence of Certain Changes or Events: there is no material adverse change since last balance-sheet date; there are no amendments to charter/bylaws; there are no dividends, redemptions, or unusual transactions; there are no change in management methods or accounting; there are no new liabilities except in Ordinary Course; there are no issuance of securities except as contemplated herein.

- Title and Related Matters: the Company has good and marketable title to all properties free and clear of liens except statutory liens, minor imperfections, or as disclosed in the Company’s Reports.

- Litigation and Proceedings: there are no actions, suits, or proceedings pending or threatened except as disclosed in the Company’s Reports.

- Material Contracts: the Company is not a party to any material contract except as disclosed in Company’s Reports.

- No Conflict With Other Instruments: the execution and consummation of the Merger Agreement by the Company do not breach or default any indenture, mortgage, deed of trust, or material agreement.

- Governmental Authorizations: the Company holds all licenses and permits required; no additional governmental approvals are needed other than securities-law compliance.

- Compliance With Laws and Regulations: the Company is in material compliance with all applicable laws; the Company is current in all SEC reporting obligations; the Company is not subject to civil, criminal, or administrative proceedings; the Company is not a “blank-check company” or “shell company” under SEC rules, immediately prior to Closing.

- Insurance: the Company’s policies are adequate, valid, enforceable; the premiums were paid, there were no cancellations, or no pending claims, except those listed on Schedule 3.13 of the Merger Agreement.

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- Approval of the Merger Agreement: the Board and Acquisition’s shareholder authorized execution, delivery, and approval of the Merger Agreement and transactions. The holders of Series A Preferred Stock of the Company, reflecting a majority of the outstanding voting stock of the Company, also approved the Merger Agreement though such approval was not required by law.

- Material Transactions With Affiliates: there are none within past 3 years except as disclosed in the Merger Agreement or Company Reports.

- Employment Matters: there are no labor disputes; no union membership; no collective bargaining agreements; the Company is in compliance with employment laws; there is no executive officer in breach of restrictive covenants.

- No Brokers: there are no contracts obligating any party to pay commissions or finders’ fees.

- Subsidiaries: the Company has two subsidiaries: LB Media Group, LLC, a Colorado LLC, which is being sold to the pre-Merger officers and directors of the Company in the spinoff of the LeafBuyer business, as described above, and Acquisition, a Delaware corporation, which will merge with and into RagingBull with RagingBull as the surviving entity.

- Disclosure: no representation, warranty, or statement made by the Company in the Merger Agreement or in related documents contains any untrue statement of a material fact or omits a material fact necessary to make statements not misleading; all material information regarding business and transactions were disclosed by the Company to RagingBull.

RagingBull also made a number of representations and warranties, including the following:

- Organization: RagingBull is a limited liability company duly organized, validly existing, and in good standing under Delaware law; has power and authority to own its properties and carry on its business; execution and delivery of the Merger Agreement and consummation of the transactions will not violate its organizational documents; all necessary actions have been taken.

- Capitalization: 100 % of the RagingBull Interests are issued and outstanding as set forth on Schedule 2.2 of the Merger Agreement; all interests duly authorized, validly issued, fully paid, non-assessable, and free of pre-emptive rights; no other class or right to acquire interests is outstanding; no stock appreciation, phantom stock, or similar rights; no voting trusts, proxies, or transfer restrictions except as disclosed; all issuances compliant with applicable securities laws.

- Financial Statements: RagingBull will deliver audited financial statements for fiscal years ended December 31, 2024 and 2025 prepared in conformity with GAAP with an unqualified opinion; unaudited interim financials for the most recent fiscal quarter reviewed by independent auditors; all books and records complete and correct.

- Taxes: all income-tax returns had been filed; returns were complete and accurate; all taxes were paid; no deficiencies were proposed or audits pending; “check-the-box” election was made under § 7701 of the Code to be treated as a corporation; there are no unresolved tax liabilities.

- Undisclosed Liabilities: no material liability (whether absolute or contingent) except (a) those in the Ordinary Course of Business and (b) contractual liabilities incurred in such course.

- Absence of Certain Changes or Events: since latest balance-sheet date, no material adverse change; no damage or loss materially affecting business; RagingBull has not borrowed funds, paid or incurred obligations, sold assets, amended or terminated material contracts, or issued securities except in the Ordinary Course of Business.

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- Litigation and Proceedings: no actions, suits, or investigations pending or threatened affecting RagingBull or its properties. The FTC settlement does not preclude or prohibit RagingBull being a publicly traded company or issuing stock to the public, or its owners from managing a publicly traded company.

- No Conflict With Other Instruments: execution and consummation of the Merger will not result in a breach or default under any material contract, agreement, or instrument to which RagingBull is a party, including, without limitation, the FTC settlement agreement.

- Material Contracts: copies of all material contracts, agreements, franchises, and licenses were provided by RagingBull to the Company.

- Compliance With Laws and Regulations: RagingBull has complied with all applicable statutes and regulations; no non-compliance that would materially and adversely affect the business.

- Approval of Agreement: RagingBull Managers and Holders authorized execution and delivery; the Merger Agreement constitutes a valid and binding obligation enforceable against RagingBull.

- Title and Related Matters: RagingBull has good and marketable title to all properties and assets free and clear of liens, pledges, charges, or encumbrances except statutory liens or those in the Ordinary Course of Business.

- Governmental Authorizations: RagingBull holds all licenses and permits necessary to conduct business; no additional governmental approvals required other than securities-law compliance.

- Continuity of Business Enterprises: no commitment or present intention to liquidate or sell a material portion of business or assets following consummation.

- RagingBull Holders: each RagingBull Holder has full right, power, and authority to transfer its RagingBull Interests; the delivery of which at Closing conveys good and marketable title free of liens or encumbrances.

- No Brokers: RagingBull has not entered into any contract obligating it or the Company to pay commissions, brokerage, or finders’ fees.

- Subsidiaries: RagingBull has no subsidiaries.

- Intellectual Property: RagingBull owns or has right to use all Intellectual Property necessary for its products, services, and internal systems; such IP will be owned or available for use by the Company on substantially identical terms after Closing; has taken reasonable measures to protect proprietary rights; to its knowledge, no infringements by or against RagingBull.

- Certain Business Relationships With Affiliates: except as set forth on Schedule 2.19 of the Merger Agreement, no affiliate owns property used in the business, has claims against RagingBull, or owes money to/from RagingBull except as disclosed.

- Accredited Investor Representations (of Holders): each RagingBull Holder acquires Merger Shares for its own account for investment; is an “Accredited Investor” under Rule 501(a); understands shares are “restricted securities,” not registered under the Securities Act, and may not be resold without registration or exemption; has sufficient knowledge and financial ability to bear the risk of loss.

- Compliance With Laws and Regulations: RagingBull and its officers/directors in material compliance with all applicable laws; no civil or criminal proceedings alleging securities violations; not subject to bankruptcy or material litigation.

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- Insurance: RagingBull maintains adequate and customary insurance; policies valid and enforceable; premiums paid; no notice of cancellation; no pending claims other than those listed on Schedule 2.22 of the Merger Agreement.

- Disclosure: No representation, warranty, or statement made by RagingBull in the Merger Agreement or in related documents contains any untrue statement of a material fact or omits a material fact necessary to make statements not misleading; all material information regarding business and transactions disclosed to the Company.

Conduct of Business by the Company Prior to Consummation of the Merger

The Company agreed that except permitted by or provided for in the Merger Agreement, as required by applicable law, or with the written consent of RagingBull (such consent not to be unreasonably conditioned, withheld or delayed), during the period from the execution of the Merger Agreement until the Effective Time or the valid termination of the Merger Agreement (the “Interim Period”), the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve substantially intact its business organization and preserve in all material respects its relationships with all governmental authorities, employees and creditors, and with any customers, suppliers, vendors, licensors and licensees with which it has material business relations.

General Efforts

Subject to the terms and subject to the conditions set forth in the Merger Agreement, the Company, Acquisition, and RagingBull will use reasonable best efforts to cause the conditions to consummation of the Merger set forth in the Merger Agreement to be satisfied as promptly as reasonably practicable and to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things necessary or appropriate to consummate the Transactions as soon as practicable.

Indemnification

Indemnification by RagingBull.

RagingBull agrees to defend, hold harmless, and indemnify the Company and Acquisition and each of the officers, agents, representatives, and directors of the Company and Acquisition as of the date of the Merger Agreement and their respective successors and assigns, including, without limitation, LB Media Group LLC and LB Newco, against any loss, liability, claim, damage, or expense of whatever kind or nature (including, but not limited to, any and all judgments, interest, award, penalties, fines, accounting or attorneys’ fees, costs, and expenses, and expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Losses”), to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made in Article II of the Merger Agreement, (ii) claims by or on behalf of any past or present shareholders of the Company relating to or arising out of (A) the transactions contemplated by the Merger Agreement, or the Reorganization, (B) the Information Statement, other than with respect to claims arising solely from the inaccuracy of information contained therein provided by the Company, or (C) any alleged breach or violation of securities laws, rules, regulations, or requirements of self-regulatory organizations related to any of the foregoing.

The current and former officers and directors of the Company shall be express third party beneficiaries of this provision and shall be entitled to enforce it) against RagingBull and its affiliates, successors and assigns, including, without limitation, the Company, as if such third-party beneficiaries were parties to the Merger Agreement. RagingBull agrees to pay and be responsible for initial payment of all indemnifiable Losses contemplated by Article 4.7(a) of the Merger Agreement, as a matter of first resort promptly upon notification in writing by any Company Indemnitee of the details of such Losses, and no Company Indemnitee shall be required to first pay such Losses in order for RagingBull to be obligated to pay such indemnifiable amounts in the first instance.

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Indemnification by the Company.

The Company hereby agrees to defend and indemnify RagingBull and each of the officers or agents of RagingBull as of the date of the Merger Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred “in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III of the Merger Agreement.

Such indemnification provisions in the Merger Agreement shall survive the Closing and consummation of the transactions contemplated thereby and will survive the termination of the Merger Agreement.

Additionally, if any party entitled to indemnification thereunder (an “Indemnified Party”) receives notice of the assertion of any claim for Losses or the commencement of any proceeding with respect to a matter subject to indemnity thereunder (a “Claim”), notice thereof (a “Claim Notice”) shall promptly be given to the party having the obligation to indemnify the Indemnified Party (the “Indemnifying Party”). The failure of any Indemnified Party to give timely notice thereunder shall not affect such Indemnified Party ’s rights to indemnification thereunder, except to the extent the Indemnifying Parties forfeit rights or defenses by reason of such delay or failure, and, in such them, the amount of reimbursement to which the Indemnified Party is entitled shall be reduced only by the amount, if any, by which the Indemnified Party’s Losses would have been less had such Claim Notice been timely delivered. After receipt of a Claim Notice, if (x) the Indemnifying Parties produces a notice of election within fifteen (15) days of receiving the Claim Notice, and (y) acknowledges in writing that it agrees to indemnify the Indemnified Party for all Losses in connection with such Claim Notice, the Indemnifying Parties shall have the right, but not the obligation to (i) take control of the defense and investigation of such Claim, (ii) employ and engage attorneys of its own choice (subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Indemnifying Parties’ sole cost and expense, and (iii) compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party; provided, that such consent will not be required if (A) such settlement includes an unconditional release of the Indemnified Party and provides solely for payment of monetary damages for which the Indemnified Party will be indemnified in full and (B) does not require or involve any admission of wrong doing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Parties will not have the right to assume the defense of a Claim if (1) the Indemnifying Parties fail to actively and diligently conduct the defense of the Claim (after notice and reasonable opportunity to cure), (2) the Indemnified Party has received advice from counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Parties in connection with the defense of such Claim, (3) such Claim seeks a finding or admission of a violation of any criminal law by the Indemnified Party, (4) such Claim seeks an injunction or other equitable remedies in respect of an Indemnified Party or its business, (5) such Claim relates to a material customer or material supplier, or (6) such Claim is reasonably likely to result in Losses that, taken with any other then existing claims under this Article IV, would not be fully indemnified thereunder

In the event that the Indemnifying Parties defend the Indemnified Party against a Claim, the Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Parties’ request, with the Indemnifying Parties and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom, including, if appropriate and related to such Claim, in making any counterclaim against the claimant, or any cross complaint against any Person, in each case, at the expense of the Indemnifying Parties. The Indemnified Party may, at its own sole cost and expense, monitor and further participate in (but not control) the investigation, trial and defense of such Claim and any appeal arising therefrom. “Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any governmental authority.

If the Indemnifying Parties do not assume such defense and investigation or do not acknowledge in writing within a reasonable period, but no later than thirty (30) days, after receipt of the Claim Notice their obligation to indemnify the Indemnified Party against any Losses arising from such Claim, then the Indemnified Party shall have the right to retain separate counsel of its choosing, defend such Claim and have the sole power to direct and control such defense (all at the cost and expense of the Indemnifying Parties if it is ultimately determined by a court of law with jurisdiction on the Claim that the Indemnified Party is entitled to indemnification thereunder); it being understood that the Indemnified Party’s right to indemnification for a Claim shall not be adversely affected by assuming the defense of such Claim. Notwithstanding anything herein to the contrary, whether or not the Indemnifying Parties shall have assumed the defense of such Claim, the Indemnified Party shall not settle, compromise or pay such Claim for which it seeks indemnification thereunder without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

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Litigation

As of the date of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Payment of Company Indebtedness

Prior to or simultaneously in connection with the Closing, the Company will enter into: (a) the Note Consolidation and Amendment Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”); and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the Marshall Debt Interest convertible into shares of LeafBuyer Common Stock (collectively, the “Debt Exchange”).

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including public announcements and disclosure requirements.

Conditions to Consummation of the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual conditions, including:

•	The receipt of all required consents, approvals, waivers, clearances, authorizations or permissions of any relevant governmental authority;
•	The absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited;
•	The Company receiving the requisite stockholder approvals (which has been satisfied by delivery of the Written Consents);

The obligations the Company and Acquisition under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	RagingBull’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards;
•	RagingBull having performed or complied with in all material respects their obligations, agreements and covenants under the Merger Agreement;
•	RagingBull having delivered to the Company a certificate dated as of the date of Closing (the “Closing Date”) and signed by a duly authorized officer of RagingBull;
•	the absence of any material adverse effect with respect to the RagingBull;
•	the Company having received such further documents, certificates, or instruments relating to the transactions contemplated by the Merger Agreement as the Company may reasonably request;
•	the transactions contemplated by the Merger Agreement having been approved by a majority of the RagingBull Managers and a majority of the RagingBull Holders;
•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from RagingBull’s lenders, creditors, vendors and lessors, as applicable;
•	The Company and the acquirors of LB Media Group LLC shall have entered into definitive agreements for the sale of LB Media Group LLC and is business to the prospective purchasers thereof effective as of the Closing;
•	RagingBull having prepared and having delivered to the Company audited financial statements since inception through December 31, 2024, having been prepared in conformity with generally accepted accounting principles consistently applied and having been the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, RagingBull having prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which having been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and having been reviewed by RagingBull’s independent certified public accountants;
•

the Company having received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that RagingBull is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

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The obligations of RagingBull under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	the representations and warranties made by the Company and Acquisition in the Merger Agreement being true and correct, subject to certain materiality standards;
•	the Company and Acquisition having performed or complied with in all material respects our obligations, agreements and covenants under the Merger Agreement;
•	the Company having delivered to RagingBull a certificate dated as of the Closing Date and signed by an a duly authorized officer of the Company;
•	the absence of any material adverse effect with respect to the Company;
•	RagingBull having received certificates of good standing from the Secretary of State of Nevada, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the state of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon;
•	RagingBull having received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RagingBull may reasonably request;
•	RagingBull having conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of RagingBull;
•	the Company having obtained the approval of the Board and the affirmative vote of a majority of the votes of the holders of the outstanding voting capital stock of LeafBuyer approving the Merger and the Reorganization (the “LeafBuyer Shareholders”);
•	prior to the Closing of the Merger and Reorganization, the Company having obtained necessary shareholder approval and filed an Information Statement on Schedule 14C with the SEC for the approval of the Merger and the Reorganization;
•	the transactions contemplated by the Merger Agreement having been approved by the Board of the Company and Acquisition;
•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable;
•	the Parties having prepared and agreed upon the content of Form 8-K to be filed; and
•	prior to or simultaneously in connection with the Closing, the Company shall have obtained necessary approval and entered into the requisite agreements for: (a) the Note Consolidation and Amendment Agreement, in the form attached as Exhibit I to the Merger Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for approximately $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”) pursuant to and in accordance with the form of the Exchange Agreement attached as Exhibit K of the Merger Agreement; and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the remaining balance and unpaid interest of the Marshall Debt convertible into shares of LeafBuyer Common Stock, in the form attached as Exhibit L to the Merger Agreement (collectively, the “Debt Exchange”).

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Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Closing Date, by either the Company Board or the RagingBull Managers if:

•	there is any actual or threatened action or proceeding in writing before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the judgment of such board of directors or members, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by the Merger Agreement;
•	any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger;
•	there has been any change after the date of the latest balance sheets of RagingBull or the Company, respectively, in the assets, properties, business, or financial condition of RagingBull or the Company, which could have a materially adverse effect on the value of the business of RagingBull or the Company, respectively, as the case may be, dated as of the date of execution of the Merger Agreement; or
•	the Closing Date has not occurred by April 1, 2026, or such other date agreed upon in writing by the Company and RagingBull.

Further, each of the Company, Acquisition, and RagingBull may terminate the Merger Agreement if a party is in breach of any representation, warranty, or covenant contained in the Merger Agreement that would give rise to the failure of a condition to the terminating party’s obligation to effect the Merger, subject to a cure right.

Termination Fees and Expenses

If the Merger Agreement is terminated by either the Company Board or the RagingBull Managers, no obligation, right, or liability shall arise under the Merger Agreement, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement. However, notwithstanding the foregoing in any event, RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees, and expenses, in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Amendment and Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, the Merger Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of the Merger Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Parties in Interest

Except with respect to certain indemnification and director and officer liability insurance provisions of the Merger Agreement, nothing in the Merger Agreement is intended to confer upon any person that is not a party to the Merger Agreement any rights or remedies by reason of the Merger Agreement.

Governing Law; Jurisdiction

The Merger Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to the Merger Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

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DISSENTER’S RIGHTS

Holders of the Company’s Common Stock electing to exercise dissenter’s rights must comply with the provisions of the Sections 92A.300 through NRS 92A.500 of the NRS in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that such a holder of the Company’s Common Stock must follow in order to dissent from the Merger and perfect dissenter’s rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the applicable Nevada statutes, the full text of which is set forth in Annex D to this information statement.

This information statement also functions as a dissenter’s notice pursuant to NRS 92A.430.

A stockholder who wishes to assert dissenter’s rights must:

1.

Provide to the Company written notice of your intent to assert dissenter’s rights and demand payment for your shares of Common Stock if the Merger is effectuated no later than December 20, 2025, which is 15 days after the date that this information statement is first being sent to stockholders, as follows:

LeafBuyer Technologies, Inc.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Attn: Kurt Rossner, Chief Executive Officer

and

2.	Within 30 days from the date that this information statement is delivered to stockholders, or January 4, 2026, deliver to the Company or the surviving entity:

•	written notice of the stockholder’s demand for payment for the stockholder’s shares of Common Stock if the Merger is completed;

•	any stock certificates representing such shares of Common Stock; and

•	certification that the stockholder acquired beneficial ownership of the shares of Common Stock before November 10, 2025, the date that the Company announced its entry into the Merger Agreement.

A stockholder wishing to deliver a notice asserting dissenter’s rights should hand-deliver or mail the notice, his, her, or its stock certificates, and the certification to the following address:

Prior to the Effective Time:	After the Effective Time:
LeafBuyer Technologies, Inc. 6888 S. Clinton Street, Suite 300 Greenwood Village, CO 80112 Attn: Kurt Rossner, Chief Executive Officer

RagingBull.com, Inc.

62 Calef Highway #233

Lee, NH 03861

Attn: Jeff Bishop

Email: jeff@bishop.me

With a copy (which shall not constitute notice) to:

Peter Campitiello, Esq.

Lucosky Brookman LLP

101 Wood Avenue

Woodbridge, NJ 08830

Email: pcampitiello@lucbro.com

Stockholders whose shares of Common Stock are not represented by certificates will be unable to transfer such shares once the Company receives the demand for payment from such stockholder, unless such stockholder later withdraws their demand for payment or otherwise loses their right to demand payment for their shares.

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A stockholder who wishes to exercise dissenter’s rights generally must dissent with respect to all of the shares the stockholder owns. If a record stockholder is a nominee for several beneficial stockholders, however, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying the Company in writing of the name and address of each person on whose behalf the record stockholder asserts dissenter’s rights. A beneficial stockholder may assert dissenter’s rights directly by submitting to the Company the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights, and by dissenting with respect to all the shares of which such stockholder is the beneficial stockholder or which such stockholder has the power to direct the vote.

Any stockholder electing to exercise dissenter’s rights must not have signed a stockholder written consent approving the Merger Agreement and the plan of merger included therein.

A stockholder wishing to exercise dissenter’s rights must file each of the notice of intent and the payment demand within the prescribed time periods and deliver share certificates as required in the notice. Failure to do so will cause that stockholder to lose his, her, or its dissenter’s rights.

A stockholder who has complied with the requirements summarized in the previous paragraphs may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by notifying the Company within the 30-day period. If the stockholder does not withdraw from the appraisal process by such date, he, she, or it may not do so thereafter unless the Company or the Surviving Company consents to such withdrawal in writing.

Within 30 days after the Effective Time, RagingBull will pay each dissenter with properly perfected dissenter’s rights RagingBull’s estimate of the “fair value” of the stockholder’s shares, plus accrued interest from the effective date of the Merger. The payment will be accompanied by specified financial information as required by NRS 92A.460 and a statement as to RagingBull’s estimate of the fair value of the shares and the interest payable with respect to the shares.

With respect to a dissenter who did not beneficially own shares of Common Stock prior to the public announcement of the Merger, RagingBull is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands or demand appraisal under NRS 92A.460.

“Fair value” is defined in NRS 92A.320 as the value of the Common Stock immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. The “fair value” may be less than, equal to, or greater than the value of the consideration that a Company’s stockholder would be entitled to receive pursuant to the Merger. The rate of interest will be the rate of interest provided under applicable law.

Within 30 days of RagingBull’s payment (or offer of payment in the case of shares acquired after public announcement of the Merger) to a dissenting stockholder, a dissenter dissatisfied with RagingBull’s estimate of the fair value of the shares may notify RagingBull of the dissenter’s own estimate of the fair value and demand payment of that amount. If RagingBull does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then RagingBull must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value of the shares and accrued interest.

In view of the complexity of the Nevada statutes governing dissenter’s rights, stockholders who wish to dissent from the Merger and pursue dissenter’s rights should consult their legal advisors.

FINANCIAL STATEMENTS

RagingBull has prepared and delivered to the Company audited financial statements since inception through December 31, 2024, which are herein attached under Annex E.

In addition, on the Closing, RagingBull will deliver unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which having been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and having been reviewed by RagingBull’s independent certified public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 10, 2025, the number of shares of Common Stock owned by (i) each person who is known by us to own of record or beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The address of our directors and officers is c/o the Company at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112.

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Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 100,071,073 shares of Common Stock issued and outstanding as of November 10, 2025. Shares of Common Stock subject to options, warrants, shares of Preferred Stock or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of November 10, 2025, are deemed outstanding (i) without regard to the fact that the Company is limited to 150,000,000 authorized shares of Common Stock and (ii) for computing the percentage of the person holding the option, warrant, preferred stock, or convertible security but not for computing the percentage of any other person.

With respect to the Series A Preferred Stock, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the applicable series, (i) disproportionally alter or change adversely the powers, preferences or rights given to, or alter or amend the Certificate of Designations of, such Series of Preferred Stock, (ii) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of such series of Preferred Stock, (iii) increase or decrease the number of authorized shares of such series of Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing. Otherwise, holders of Series A Preferred Stock have no voting rights except as required by law.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Total Shares Beneficially Owned (2)	% of Common Stock Outstanding
Officers and Directors
Kurt Rossner (3)	8,250,012	8.2%
Mark Breen (3)	8,250,012	8.2%
Michael Goerner (3)	8,250,012	8.2%
Jeffrey Rudolph	909,322	* %
Kristin Baca	193,662	* %
All officers and directors as a group (five persons)	25,853,020	25.8%

__________

*	less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is our company’s address.

(2)

Applicable percentage ownership is based on 100,071,075 shares of common stock outstanding as of November 10, 2025 together with securities exercisable or convertible into shares of common stock within 60 days of November 10, 2025, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 10, 2025, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 108,109 shares of Series A Preferred Stock. The Series A Shares convert into 55% of the outstanding Common Stock and vote on an as-converted basis.

(4)

Includes 14,999,999 shares of common stock. Excludes 14,036,048 shares of common stock underlying Series A Warrants which were issued and expired in July 2024, assuming an exercise price of $0.1624, assuming a floor reset price of the common stock and a floor reset exercise price of the Warrants of $0.15 per share. The Series A Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of our shares of common stock outstanding immediately after giving effect to such exercise. Anson Advisors Inc., and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)

Includes 14,999,999 shares of common stock. Excludes 14,036,048 shares of common stock underlying Series A Warrants which were issued and expired in July 2024, assuming an exercise price of $0.1624, assuming a floor reset price of the shares of common stock and a floor reset exercise price of the Warrants of $0.15 per share. The Warrants do not allow for an exercise that would result in the beneficial ownership of greater than 9.99% of our outstanding common stock immediately after giving effect to their exercise. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about the Company. Our SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Investors - SEC Filings” section of our website at https://www.leafbuyer.com/investor. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part or incorporated by reference into this information statement.

RagingBull has supplied, and we have not independently verified, the information in this information statement relating to them. Stockholders should not rely on information that purports to be made by or on behalf of us other than that contained in this information statement. We have not authorized anyone to provide information on our behalf that is different from that contained in this information statement.

This information statement is dated December 5, 2025. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

HOUSEHOLDING OF INFORMATION STATEMENT

Only one copy of this information statement is being sent to multiple stockholders who share the same address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will, however, deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. You may make such a written or oral request by (i) sending a written notification stating (A) your name, (B) your shared address and (C) the address to which the Company should direct the additional copy of this information statement, to LeafBuyer Technologies, 6888 S Clinton Street, Greenwood Village, CO 80112 , Attn: CEO Kurt Rossner, or (ii) calling us at 720-235-0099, requesting to speak to Investor Relations, and providing the same information as required for written requests.

If multiple stockholders sharing an address have received one copy of this information statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may direct notification of such to us at the address or phone number set forth above. Additionally, if current stockholders with a shared address received multiple copies of this information statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made as set forth above.

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ACTION 2. APPROVAL OF THE NAME CHANGE

The Board approved and recommended and the Voting Stockholders approved the Name Change, in connection with the consummation of the Merger.

Purpose of the Name Change

In connection with the Merger and as contemplated by the Merger Agreement, the Company will change its name to “RagingBull.com, Inc.” prior to the consummation of the Merger. The Company believes that changing its name to “RagingBull.com, Inc.” is more in line with RagingBull’s line of business, will facilitate the Merger, and better reflects the Company’s long-term strategy and identity.

Effects of the Name Change

The Name Change will not by itself have any effect on the Company’s corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of the Company’s securities. The Company’s stockholders will not be required to surrender or exchange any of the Company’s stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to the Company’s Transfer Agent.

If the Name Change is effected, the Company intends to apply for a new ticker symbol and a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the Company’s Common Stock. In the event that the Merger is not consummated with RagingBull after we have changed our name RagingBull.com, Inc., it is expected that the Company would change its name to a new name not related with RagingBull.

Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed Name Change.

Procedure for Effecting the Name Change

The Name Change will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is first mailed to the stockholders. The Company also must notify FINRA of the Name Change by filing the requisite documents no later than 10 days prior to the anticipated record date of this Action. Moreover, although the Name Change has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Name Change at any time if it determines that abandoning the Name Change is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Name Change.

ACTION 3. APPROVAL OF THE REVERSE SPLIT

The Board of the Company and the Voting Stockholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the Reverse Split. Set forth below is the discussion of this amendment.

Background and Reasons for the Reverse Split

The Board believes that effecting the Reverse Split is desirable for a number of reasons, including:

Broadening our investor base. We believe that by increasing the price of our Common Stock or potentially decreasing its volatility, the Reverse Split may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock will potentially increase the overall market for our Common Stock.

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Increase in Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (“SEC”), if our Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a sufficient proportionate increase in the price of our Common Stock, we may be unable to meet the initial listing requirements of a National Exchange.

We expect that the Reverse Split will increase the market price of our Common Stock. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with certainty and the issuance of the Merger Shares immediately following the Reverse Split may reduce the market price of our Common Stock, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following the Reverse Split and issuance of Merger Shares will not increase sufficiently for us to meet the minimum bid price requirement. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements of Nasdaq or another National Exchange for which we seek listing, we may not be unable to list our Common Stock on a National Exchange.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirements of a National Exchange, there can be no assurance that the market price of our Common Stock following the Reverse Split and the issuance of the Merger Shares will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split and the issuance of the Merger Shares, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of round lot shareholders who own less than 100 shares of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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The increased market price of our Common Stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our Common Stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve following the Reverse Split.

Principal Effects of the Reverse Split, Authorized Common Stock Reduction and Par Value Increase

The Reverse Split, if implemented, will have the following principal effects:

●	the number of outstanding shares of Common Stock and treasury stock will decrease based on the Reverse Split Ratio;

●

the number of shares of the Company’s Common Stock held by individual shareholders will decrease based on the Reverse Split Ratio, and the number of shareholders who own “round lots” of less than 100 shares of our Common Stock will increase; and

●

the number of shares of Common Stock issuable upon exercise of outstanding warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the Reverse Split Ratio.

Shares of Common Stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our Common Stock. Following the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the authorized Common Stock will not be reduced at the same ratio as the Reverse Split Ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

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Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Nevada Secretary of State a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Additionally, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to the filing of the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and our shareholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of Certificate of Amendment implementing, among other things, the Reverse Split is attached to this Information Statement as Annex A.

After the Effective Time, our Common Stock will have a new CUSIP number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names with Globex Transfer, LLC, the Company’s transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Shareholders who hold our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These shareholders do not have stock certificates evidencing their Common Stock ownership. Such shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split. As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Stock Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of Common Stock were, and post-Reverse Split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our Common Stock for post-Reverse Split shares of our Common Stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our Common Stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split Common Stock.

Anti-Takeover Effects of the Reverse Split and the Authorized Common Stock Reduction

The effective increase in our authorized and unissued shares of Common Stock resulting from the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the shareholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of Common Stock, a third-party takeover effort favored by a majority of the independent shareholders that would provide an above-market premium. The Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Split is not a plan by our Board to adopt a series of amendments to our Certificate of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt any provisions in our Certificate of Incorporation or Bylaws or enter into other arrangements that may have material anti-takeover consequences.

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OTHER MATTERS

Stockholders Sharing the Same Address

Only one copy of this information statement is being sent to multiple stockholders who share the same address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will, however, deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. You may make such a written or oral request by (i) sending a written notification stating (A) your name, (B) your shared address and (C) the address to which the Company should direct the additional copy of this information statement, to LeafBuyer Technologies, Inc., 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112, Attn: Corporate Secretary, or (ii) calling us at (720) 235-0099 and providing the same information as required for written requests.

If multiple stockholders sharing an address have received one copy of this information statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may direct notification of such to us at the address or phone number set forth above. Additionally, if current stockholders with a shared address received multiple copies of this information statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made as set forth above.

Forward-Looking Statements

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, the Company based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date at the top of the first page of this Information Statement.

Where You Can Find More Information

The Company files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. SEC’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing from the Company at the following address: 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112, or by calling the Company at (720) 235-0099.

This information statement is dated December 5, 2025. You should not assume that the information contained in this information statement is accurate as of any date other than that date.

LEAFBUYER TECHNOLOGIES, INC. IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT

REQUESTED TO SEND A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer
December 5, 2025

37

Annex A

Nevada Certificate

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Leafbuyer Technologies, Inc.

Entity or Nevada Business Identification Number (NVID):

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/12/2022

A-1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________________ Signature of Officer or Authorized Signer — Title X ____________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

ARTICLE I

The name of the corporation (the "Corporation") is RagingBull.com, Inc.
(Balance of Amendment attached.)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/12/2022

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ARTICLE II

 The address of the Corporation’s registered office in the State of Nevada is c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 5005, Las Vegas, Nevada 89169-6014.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the “N.R.S.”).

ARTICLE IV

(a) Authorized Capital Stock.

(i) The total number of shares of stock that the Corporation shall have authority to issue is 160,000,000 consisting of (i) 150,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(ii) Effective upon the filing of these Amended Articles of Incorporation (the “Effective Time”), a one (1) share per every one hundred fifty-six (156) shares outstanding stock split of the Common Stock (the “Reverse Split”) will be effectuated. As of the Effective Time, every one hundred fifty-six (156) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be automatically and without any action on the part of the holder thereof reclassified as and converted into one share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

(b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

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(i) the designation of such class or series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) dates on which dividends, if any, shall be payable;

(v) whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same class or series or of any other class or series; and

(x) whether the holders of the shares of such class or series shall be entitled to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Common Stock are entitled to vote.

(c) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

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ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e) Provisions that permit the Corporation to redeem or exchange such rights; and

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended and Restated Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

(b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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ARTICLE VII

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VIII

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.

(e) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE IX

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article IX, shall adversely affect any right or protection of any director established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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Annex B

Certificate of Merger

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209(c) of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving Delaware limited liability company is RagingBull.com, LLC, and the name of the Delaware corporation being merged into the Delaware limited liability company is LB Acquisition Corp.

SECOND: The Agreement and Plan of Merger and Reorganization has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving Delaware limited liability company is RagingBull, LLC.

FOURTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

FIFTH: The executed Agreement of Merger is on file at 62 Calef Hwy Ste 233 Lee, New Hampshire, 03861,  the place of business of the surviving Delaware limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the Delaware limited liability company, on request and without cost, to any member of the Delaware limited liability company or any person holding an interest in the Delaware corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the ___ day of____________________, 2025.

RAGINGBULL.COM, LLC

By:
Name: Jeff Bishop Title: Managing Member

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Annex C

Agreement and Plan of Merger And Reorganization

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (this “Agreement”) is entered into as of November 10, 2025 by and among LeafBuyer Technologies, Inc., a corporation organized under the laws of the State of Nevada (“LeafBuyer” or the “Company”), LB Acquisition Corp., a corporation organized under the laws of the State of Delaware (“Acquisition”), RagingBull.com, LLC, a Delaware limited liability company (“RagingBull”), and the equityholders of RagingBull (the “RagingBull Holders”). The Company, Acquisition, RagingBull and the RagingBull Holders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Company is a Nevada corporation whose shares of common stock, par value $0.001, issued and outstanding (the “LeafBuyer Common Stock”) are quoted on OTC Markets under the symbol “LBUY.”

WHEREAS, Acquisition is a wholly-owned subsidiary of the Company with 1,000 shares of common stock, par value $0.00001 per share (the “Acquisition Stock”) of which 100 shares will be issued and outstanding.

WHEREAS, RagingBull is a Delaware limited liability company of which all of the membership interests (the “RagingBull Interests”) are held by the RagingBull Holders.

WHEREAS, the Board of Directors of each of the Company and Acquisition and the managers of RagingBull ( the “RagingBull Managers”) have determined that it is fair to, and in the best interests of, their respective companies and shareholders for Acquisition to be merged with and into RagingBull, with RagingBull as the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of each of the Company and Acquisition and the RagingBull Managers have approved the Merger in accordance with the Nevada Revised Statutes (“NRS”) and the Delaware Limited Liability Company Act (“LLCA”) and upon the terms and subject to the conditions set forth herein, and in the Certificate of Merger attached as Exhibit A hereto (the “Certificate of Merger”).

WHEREAS, in connection with the transactions contemplated by this Agreement and subject to Company board and shareholder approval, Acquisition board and shareholder approval, and satisfaction of notice requirements under relevant securities laws, rules, and self regulatory organizations, (a) the holders (the “Series A Holders”) of the Company’s Series A Super Voting Preferred Stock, par value $0.001 per share (“Series A Shares”) shall enter into a stock purchase agreement in the form attached hereto as Exhibit B whereby the Series A Holders shall transfer all of their 324,325 Series A Shares to Jeff Bishop (“Bishop”) for the purchase price of $1,000; (b) the Company and Bishop shall enter into a Note Consolidation and Amendment Agreement whereby all outstanding promissory notes made by the Company in favor of Bishop, with all accrued and unpaid interest, shall be exchanged for a new promissory note convertible into shares of LeafBuyer Common Stock (the “Debt Exchange”); (c) the Company shall sell 100% of the equity of its operating subsidiary, LB Media Group, LLC, a Colorado limited liability company (“LBMG”), comprising substantially all of the Company’s operating assets to the current management of the Company, or a new entity (“LB Newco”) formed and controlled thereby, which shall assume approximately $510,000 of Small Business Administration debt (the “SBA Debt”) owed by the Company as of the date of this Agreement (the “Spinoff”); and (d) the Company shall use the proceeds of such sale to pay down the debt owed the Marshall Lenders (defined below) pursuant to Section 6.6 hereof (the “Marshall Debt,” and, the transactions described in clauses (a) through (d) of this recital and clauses (i) through (iv) of the immediately succeeding recital shall be collectively referred to as the “Reorganization”).

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WHEREAS, prior to the consummation of the Merger contemplated in this Agreement and subject to Company board and shareholder approval, the Company shall file an Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission (the “Information Statement”) for disclosure of the approval by the holders of LeafBuyer’s capital stock of (i) the Merger; (ii) the name change of the Company to “RagingBull.com, Inc.” or such similar name as is available (the “Name Change”); (iii) the reverse split of the number of outstanding LeafBuyer shares on the basis of one (1) share per every one hundred fifty six (156) shares of LeafBuyer Common Stock outstanding (the “Reverse Split”) and (iv) transactions set forth in this Agreement, including the issuance as of the Effective Time (as hereinafter defined) of the Merger Shares (defined below) to the RagingBull Holders.

WHEREAS, at the Effective Time (as hereinafter defined), and as more fully set forth in Section 1.6 of this Agreement, all of the equity in RagingBull held by the RagingBull Holders shall be converted into the right to receive Fifteen Million (15,000,000) newly issued, post-split shares of LeafBuyer Common Stock (the “Merger Shares”), to be issued to the RagingBull Holders in accordance with their pro rata ownership of RagingBull, and after completion of all of the transactions contemplated by this Agreement and the Reorganization, the RagingBull Holders shall be the majority shareholders of the Company.

WHEREAS, for federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and RagingBull.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PLAN OF MERGER

1.1. Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition shall be merged with and into RagingBull in accordance with the provisions of the LLCA. At the Effective Time, the separate legal existence of Acquisition shall cease and RagingBull shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue its existence under the laws of the State of Delaware.

1.2. Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

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1.3. Closing. The closing of the Merger (the “Closing”) shall occur upon mutual satisfaction by the Parties of the closing conditions set forth in Articles V and VI hereof (the “Closing Date”). The Closing shall occur by the exchange of signatures, or at any location as determined by the Parties. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Section 1.10 will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

1.4. Certificate of Formation, Operating Agreement and Officers of the Surviving Company.

(a) The Certificate of Formation of RagingBull, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the Certificate of Formation of the Surviving Company from and after the Effective Time until amended in accordance with applicable law and such Certificate of Formation.

(b) The Operating Agreement of RagingBull, as in effect immediately prior to the Effective Time in the form attached as Exhibit D hereto, shall be the Operating Agreement of the Surviving Company from and after the Effective Time until amended in accordance with applicable law, the Certificate of Formation of the Surviving Company, and such Operating Agreement.

(c) The officers listed in Exhibit E hereto shall comprise the officers of the Surviving Company and each shall hold their respective office or offices from and after the Effective Time until a successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Articles of Incorporation or Bylaws of the Company.

1.5. Assets and Liabilities. At the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition and RagingBull (collectively, the “Constituent Companies”); and all the rights, privileges, powers and franchises of each of the Constituent Companies, and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, as well as all other things in action or belonging to each of the Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Company as they were of the several and respective Constituent Companies, and the title to any real estate vested by deed or otherwise in either of such Constituent Companies shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.6. Manner and Basis of Converting Equity. At the Effective Time:

(a) By virtue of the Merger and without any action on the part of the shareholders of the Company, all of the shares of Acquisition Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such proportionate number of RagingBull Interests, so that at the Effective Time, the Company shall be the holder of all of the issued and outstanding RagingBull Interests; and

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(b) all of the RagingBull Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Shares subject to and conditioned upon approval of the Reorganization by the shareholders of the Company and satisfaction of notice requirements with respect thereto under relevant securities laws, rules, and self-regulatory organizations.

(c) From and after the Effective Time, all such RagingBull Interests shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of RagingBull Interests shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.6 upon the surrender of such RagingBull Interests in accordance with Section 1.7 subject to and conditioned upon approval of the Reorganization by the shareholders of the Company and satisfaction of notice requirements with respect thereto under relevant securities laws, rules, and self-regulatory organizations.

(d) Adjustment of Merger Shares. The applicable Merger Shares shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into the Merger Shares), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to LeafBuyer Common Stock occurring on or after the date hereof and prior to the Effective Time; provided, however, that it is acknowledged and agreed that the Reverse Split shall have been deemed to occur prior the issuance of the Merger Shares and as such shall not adjust the number of Merger Shares provided herein.

(e) Full Satisfaction. All Merger Shares paid to the RagingBull Holders in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of RagingBull Interests formerly represented by such RagingBull Holders, and from and after the Effective Time, there shall be no further registration of transfers of shares of RagingBull Interests on the stock transfer books of the Surviving Company. If, after the Effective Time, certificates or book-entry shares for LeafBuyer Common Stock are presented to the Company or the Surviving Company, they shall be cancelled and exchanged as provided in this Section 1.6.

(f) No Fractional Shares. No fractional shares of LeafBuyer Common Stock shall be issued upon the surrender of RagingBull Interests for exchange, no dividend or distribution with respect to LeafBuyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Company. Notwithstanding anything to the contrary contained herein, each holder of RagingBull Interests who would otherwise have been entitled to receive a fractional share of LeafBuyer Common Stock (after taking into account all RagingBull Interests owned by such Person) as a result of the Merger shall receive, in lieu thereof, an additional share of LeafBuyer Common Stock rounded up to the nearest whole share.

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1.7. The Company Capital Stock. The Company agrees that it will cause the Merger Shares at the Effective Time pursuant to Section 1.6(b) to be available for such purposes. The Company further covenants that at and upon consummation of the closing of the Reorganization, and including the issuance of the Merger Shares, there will be approximately 15,641,482 shares of the LeafBuyer Common Stock issued and outstanding, and that, no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding except as set forth herein and in Schedule 1.7.

1.8. Operation of Surviving Company. RagingBull acknowledges that upon the effectiveness of the Merger, and the compliance by the Company and Acquisition with their respective duties and obligations hereunder, the Company shall have the absolute and unqualified right to deal with the assets and business of the Surviving Company as its own property subject only to the limitations on the disposition or use of such assets or the conduct of such business as existed prior to the Merger.

1.9. Appointment of Officers and Directors. Simultaneously upon consummation of the Closing, the persons set forth on Exhibit F shall be appointed to serve as the Company’s officers and directors as set forth opposite each of their names to serve until such time as provided in the Bylaws of the Company.

1.10. Closing Events. At the Closing, each of the respective parties shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all officers’ certificates, opinions, financial statements, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.5, 5.6, 6.2, 6.4, 6.5, and 6.6, together with such other items as may be reasonably requested by the parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.

1.11. Exemption From Registration. The Company and RagingBull intend that the Merger Shares to be issued pursuant to the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) and from the qualification and registration requirements of any applicable state “Blue Sky” or securities laws.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF RAGINGBULL AND THE RAGINGBULL HOLDERS

RagingBull and the RagingBull Holders represent and warrant to the Company, that the following representations and warranties in this Article II are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably material to a Company on the face of such disclosure), which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article II. For purposes of this Article II, the phrase “to the knowledge of RagingBull” or any phrase of similar import shall be deemed to refer to the actual knowledge after due inquiry as to the matters that such phrase qualifies of the executive officers of RagingBull immediately before the Closing.

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2.1. Organization. RagingBull is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. RagingBull has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an RagingBull Material Adverse Effect (as hereinafter defined). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, including, without limitation, the issuance of shares reflecting ownership in RagingBull as a publicly traded company, will not, violate any provision of RagingBull’s organizational documents or of any agreement or contract to which RagingBull or the RagingBull Holders are a party or by which any of their respective assets are bound. RagingBull has taken all action required by laws, its organizational documents, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. RagingBull has full power, authority, and legal right and has taken or will take all action required by law, its organizational, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “RagingBull Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of RagingBull or its subsidiaries taken as a whole.

2.2. Capitalization.

(a) As of the date of this Agreement, one hundred percent (100%) of the RagingBull Interests are issued and outstanding as set forth on Schedule 2.2 hereto and no other class of equity or right to acquire RagingBull Interests are issued or outstanding. All of the issued and outstanding RagingBull Interests are duly authorized, validly issued, and fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to RagingBull.

(b) There are no agreements to which the RagingBull is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of RagingBull. To the knowledge of RagingBull, there are no agreements among other parties to which RagingBull is a party and by which it is bound with respect to the voting (including, without limitation voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of RagingBull. All of the issued and outstanding RagingBull Interests were issued in compliance with applicable federal and state securities laws.

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2.3. Financial Statements.

(a) RagingBull shall have prepared and shall have delivered to the Company audited financial statements for the two fiscal years ended December 31, 2024 and December 31, 2023 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company (the “RagingBull Audited Financial Statements”). In addition, and on the Closing Date, RagingBull shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by RagingBull’s independent certified public accountants (the “RagingBull Unaudited Financial Statements” and, collectively with the RagingBull Audited Financial Statements, the “RagingBull Financial Statements”).

(b) RagingBull has filed all income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects. RagingBull has made an entity classification (“check-the-box”) election under Section 7701 of the Code to be treated as a corporation for federal income tax purposes.

(c) RagingBull has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which RagingBull may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(d) No deficiency for any taxes has been proposed, asserted or assessed against RagingBull. There has been no tax audit, nor has there been any notice to RagingBull by any taxing authority regarding any such tax audit, or, to the knowledge of RagingBull, is any such tax audit threatened with regard to any taxes or RagingBull tax returns. RagingBull does not expect the assessment of any additional taxes of RagingBull for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of RagingBull.

(e) The books and records, financial and otherwise, of RagingBull are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4. Disclosure. No representation or warranty by RagingBull contained in this Agreement or in any of the agreements or other documents executed pursuant to this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of RagingBull pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. RagingBull has disclosed to the Company all material information relating to the business of RagingBull or the transactions contemplated by this Agreement.

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2.5. Undisclosed Liabilities. RagingBull has no material liability (whether known, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities which have arisen in the Ordinary Course of Business (as hereinafter defined) and (b) contractual and other liabilities incurred in the Ordinary Course of Business. As used in this Article II, “Ordinary Course of Business” means the ordinary course of RagingBull’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.6. Absence of Certain Changes or Events. Except as set forth in Schedule 2.6 hereto, since the date of the latest balance sheet included in the RagingBull Financial Statements:

(a) except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of RagingBull; or (ii) any damage, destruction, or loss to RagingBull (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of RagingBull; and

(b) RagingBull has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the Ordinary Course of Business; (ii) paid any material obligation or liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on the most recent RagingBull balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material, considering the business of RagingBull; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7. Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of RagingBull, threatened by or against RagingBull, or affecting RagingBull, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which RagingBull is a party or to which any of its properties or operations are subject.

2.9. Contracts. RagingBull has provided, or will provide, the Company copies of all material contracts, agreements, franchises, license agreements, or other commitments to which RagingBull is a party or by which it or any of its assets, products, technology, or properties are bound.

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2.10. Compliance With Laws and Regulations.

(a) RagingBull has complied with all applicable statutes and regulations of any federal, state, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of RagingBull.

(b) RagingBull is and at all times since its execution and delivery by RagingBull has been, in compliance with the 2022 settlement agreement (the “FTC Settlement Agreement”) between the Company and the U.S. Federal Trade Commission (the “FTC”) in connection with the claims concerning unfair trade practices by RagingBull brought against RagingBull in 2021 (the “FTC Settlement”). An accurate and complete copy of the FTC Settlement Agreement has been provided to the Company.

(c) No statutes, rules, regulations, orders, agreements, or other regulatory authority prohibits RagingBull from having its shares publicly traded. The FTC Settlement and the underlying conduct do not, and nothing in the FTC Settlement Agreement, prevent RagingBull from having its shares publicly traded in the U.S.

2.11. Approval of Agreement. The RagingBull Managers and the RagingBull Holders will have authorized the execution and delivery of this Agreement by RagingBull and will have approved the transactions contemplated hereby prior to the Closing. This Agreement has been duly and validly executed and delivered by RagingBull and constitutes a valid and binding obligation of RagingBull, enforceable against RagingBull in accordance with its terms.

2.12. Title and Related Matters. RagingBull has good and marketable title to all of its properties, interest in properties, and assets, real and personal, free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent, those arising in the Ordinary Course of Business, and those disclosed in Schedule 2.12 hereto.

2.13. Governmental Authorizations. RagingBull has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by RagingBull of this Agreement and the consummation by RagingBull of the transactions contemplated hereby.

2.14. Continuity of Business Enterprises. RagingBull has no commitment or present intention to liquidate RagingBull or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15. RagingBull Holders. The RagingBull Holders have full right, power, and authority to transfer, assign, convey, and deliver their respective RagingBull Interests; and delivery of such RagingBull Interests at the Closing will convey to the Company good and marketable title to such RagingBull Interests free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such RagingBull Interests being held by the Company.

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2.16. No Brokers. RagingBull has not entered into any contract with any person, firm or other entity that would obligate RagingBull or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated hereby.

2.17. Subsidiaries. RagingBull has no subsidiaries.

2.18. Intellectual Property. RagingBull owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by RagingBull to other parties (together, the “Customer Deliverables”) and (b) to operate the internal systems of RagingBull that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”). The Intellectual Property owned by or licensed to RagingBull and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “RagingBull Intellectual Property”). Each item of RagingBull Intellectual Property will be owned or available for use by the Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. RagingBull has taken all reasonable measures to protect the proprietary nature of each item of RagingBull Intellectual Property. To the knowledge of RagingBull, (i) no other person or entity has any rights to any of RagingBull Intellectual Property owned by RagingBull except pursuant to agreements or licenses entered into by RagingBull and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of RagingBull Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.

2.19. Certain Business Relationships With Affiliates. Except as set forth in Schedule 2.19 hereto, or as contemplated by employment agreements, consulting agreements and the agreements contemplated by the transactions contemplated by this Agreement, no affiliate of RagingBull (a) owns any property or right, tangible or intangible, which is used in the business of RagingBull, (b) has any claim or cause of action against RagingBull, or (c) owes any money to, or is owed any money by, RagingBull.

2.20. Accredited Investor Representations. Based on representations that RagingBull has received from RagingBull Holders:

(a) Each RagingBull Holder is acquiring the Merger Shares in their own name and for its own account for investment purposes and not for the benefit or account of any other person or entity and is not acquiring the Merger Shares, or any part thereof, with a view to resale, transfer or, distribute such shares.

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(b) Each RagingBull Holder is (i) an Accredited Investor (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act); (ii) has knowledge and experience in financial and business matters and is fully capable of evaluating the merits and risks of an investment in the Merger Shares; (iii) is familiar with the business of the Company and has had access to all material information concerning its investment in the Company; (iv) has received all of the information it considers necessary or appropriate for deciding whether to acquire the Merger Shares; (v) has the financial ability to bear the economic risk of the investment in the Merger Shares (including the complete loss of its investment); (vi) has adequate means of providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Merger Shares; and (vii) has relied upon its own investigation and the express representations of Company and Acquisition set forth in Article III.

(c) Each RagingBull Holder understands that (i) the Merger Shares will be characterized as “restricted securities” under the federal securities laws and that the Merger Shares are being acquired in a transaction not involving a public offering; (ii) the Merger Shares’ have not been, and will not be, registered under the Securities Act, or any other state securities laws, and the Company is issuing the Merger Shares in a transaction exempt from the registration requirements thereof; and (iii) the Merger Shares may not be offered, sold, transferred, pledged, hypothecated, or otherwise disposed of unless such disposition is registered under the Securities Act and/or any other applicable state securities laws or is exempt from registration thereunder.

2.21. Compliance With Laws and Regulations. RagingBull:

(a) is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a RagingBull Material Adverse Effect;

(b) has materially complied with all federal and state securities laws and regulations;

(c) has not, and the past and present officers, directors and affiliates of RagingBull have not, been the subject of, nor does any officer or director of the Company have any reason to believe that RagingBull or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency (i) alleging a violation of securities laws or (ii) having regulatory authority over such entity or person; and

(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation.

2.22. Insurance. RagingBull’s policies provide adequate and customary coverage for the operation of RagingBull’s business as currently operated and are sufficient for compliance by RagingBull with all requirements of law and all material agreements to which RagingBull is a party or by which any of the assets of RagingBull are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and RagingBull has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to RagingBull its intention to cancel, or alter the coverage under such policies. All applications for such policies are accurate in all material respects. RagingBull does not have any claim pending against any of the insurance carriers under such policies and, to the knowledge of RagingBull, there has been no actual or alleged occurrence of any kind which would give rise to any such claim and RagingBull has not made any claims under any such policy at any time, except for those specified claims set forth on Schedule 2.22.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF THE COMPANY AND ACQUISITION

The Company and Acquisition represent and warrant to RagingBull that the following representations and warranties in this Article III are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably Company on the face of such disclosure) and are subject to and qualified by publicly available information contained in filings by the Company with the U.S. Securities and Exchange Commission prior to the Effective Time, which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Company,” “to the knowledge of Acquisition,” or any phrase of similar import shall be deemed to refer to the actual knowledge after due inquiry as to the matters that such phrase qualifies of the executive officers of the Company or Acquisition, as applicable, immediately before the Closing.

3.1. Organization.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Reports (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation or Bylaws. The Company has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.

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(b) Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Attached hereto as Exhibits G and H, respectively, are complete and correct copies of the Certificate of Incorporation and Bylaws of Acquisition, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Acquisition’s Certificate of Incorporation or Bylaws. Acquisition has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Acquisition has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.

3.2. Capitalization.1

(a) As of the date of this Agreement, the Company’s authorized capital stock consists of 160,000,000 shares, par value $0.001 of which 150,000,000 are designated as LeafBuyer Common Stock of which 100,071,075 shares are outstanding and 10,000,000 shares are designated blank check preferred stock of which 324,325 shares of Series A Preferred Stock are issued and outstanding. Except as set forth on Schedule 3.2(a), there are no outstanding or authorized options, warrants, rights, agreements, or commitments to which the Company is a party, or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. There are no agreements among other parties to which the Company is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of the LeafBuyer Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all pre-emptive rights.

(b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.00001 per share, of which 100 shares will be issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition are owned by the Company. All the issued and outstanding shares of common stock of Acquisition are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Acquisition is a party or which are binding upon Acquisition providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Acquisition. There are no agreements to which Acquisition is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquisition.

_________________________________

1 NTD: LB to confirm.

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(c) Acquisition is a wholly-owned subsidiary of the Company that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date.

3.3. Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (collectively, the “Company Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the Company.

3.4. Securities Act and Exchange Act Filings. The Company has furnished or made available to RagingBull complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and (b) all other reports filed by the Company under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by the Company under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2020 (such documents are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from March 21, 2017 through the date of this Agreement. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each the Company Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5. Undisclosed Liabilities. Except as set forth in the Company Financial Statements, neither the Company nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Reports, (d) liabilities which have arisen since the date of the Company Reports in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article III, “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

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3.6. Absence of Certain Changes or Events. Except as set forth in this Agreement, Schedule 3.6 hereto, or in the Company Reports, since the date of the latest balance sheet included in the Company Reports:

(a) there has not been any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Company or Acquisition (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company or Acquisition;

(b) neither the Company nor Acquisition has (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company or Acquisition; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) neither the Company nor Acquisition has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company Reports and current liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $50,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company or Acquisition; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d) to the knowledge of the Company, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company; and

(e) to the knowledge of Acquisition, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquisition.

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3.7. Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Company Reports or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:

(a) statutory liens or claims not yet delinquent;

(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c) as described in the Company Reports.

3.8. Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as specifically disclosed in the Company Reports.

3.9. Contracts. The Company is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in the Company Reports.

3.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which it or any of its assets or operations are subject.

3.11. Governmental Authorizations. Except as disclosed in the Company Reports, the Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

3.12. Compliance With Laws and Regulations. Except as disclosed in the Company Reports, to the knowledge of the Company, the Company:

(a) is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined);

(b) has materially complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c) has not, and the past and present officers, directors and affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

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(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it a party to any material litigation;

(e) has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f) is not immediately prior to the Closing a “blank check company” as such term is defined by Rule 419 adopted under the Securities Act; and

(g) immediately prior to the Closing will not be a “shell company” as such term is defined by Rule 12b-2 adopted under the Exchange Act.

For purposes of this Agreement, a “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company or its subsidiaries taken as a whole.

3.13. Insurance. The Company’s policies provide adequate and customary coverage for the operation of the Company’s business as currently operated and are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of the assets of Seller are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Seller has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller its intention to cancel, or alter the coverage under such policies. All applications for such policies are accurate in all material respects. The Company does not have any claim pending against any of the insurance carriers under such policies and, to the knowledge of the Company, there has been no actual or alleged occurrence of any kind which would give rise to any such claim and the Company has not made any claims under any policy at any time, except for those specified claims set forth on Schedule 3.13.

3.14. Approval of Agreement. At the Closing, the board of directors of the Company (the “Company Board”) and the Shareholders of Acquisition shall have authorized the execution and delivery of this Agreement by the Company and Acquisition and have approved this Agreement and the transactions contemplated hereby.

3.15. Material Transactions With Affiliates. Except as disclosed herein and in the Company Reports, there exists no material contract, agreement, or arrangement between the Company and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by the Company to own beneficially any common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof.

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3.16. Employment Matters. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.17. No Brokers. The Company has not entered into any contract with any person, firm or other entity that would obligate RagingBull or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.18. Subsidiaries. The Company has two subsidiaries, (i) LB Media Group, LLC, a Colorado limited liability company, and (ii) Acquisition.

3.19. Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. the Company has disclosed to RagingBull all material information relating to the business of the Company or the transactions contemplated by this Agreement.

ARTICLE IV

SPECIAL COVENANTS

4.1. Current Report. In connection with the execution of this Agreement, the Company shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). The Company shall cause the Current Report to be filed with the SEC no later than four (4) business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.2. Company Stockholder Approval; Information Statement.

(a) Prior to the execution of this Agreement, the Company’s Board of Directors, the Series A Holders, the RagingBull Holders and the RagingBull Managers shall have executed a written consent and resolution authorizing and approving, subject to the applicable notice and consent requirements, the Merger and the Reorganization and such other matters as the Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger, the Reorganization, and the other transactions contemplated by this Agreement (the “Stockholder Approval”), the Company and RagingBull shall prepare and file with the SEC an Information Statement on Schedule 14C (as amended or supplemented from time to time, the “Information Statement”) for the purpose of disclosing the Stockholder Approval prior to the Closing. In connection with the Information Statement, the Company and RagingBull will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable law and applicable proxy solicitation rules.

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(b) Each of the Company and RagingBull shall use their reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form and (ii) mailed to the stockholders of the Company, in each case as promptly as practicable after, and in any event within two (2) Business Days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (B) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (C) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

(c) The Company covenants and agrees that the Information Statement will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the NRS, and the LLCA, and will not contain any untrue statement of a material fact with respect to the Company or omit to state any material fact with respect to the Company required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. RagingBull covenants and agrees that the information supplied by or on behalf of RagingBull, concerning itself or its affiliates, to the Company for inclusion in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither party makes any covenant, representation or warranty with respect to statements made in the Information Statement, if any, based on information provided by the other party or its subsidiaries or any of their Representatives regarding such other party or its affiliates, for inclusion therein.

(d) RagingBull shall reasonably cooperate with the Company and provide, and cause its Representatives to provide, the Company and its Representatives, with all true, correct and complete information regarding the Company or its Subsidiaries that is required by Law to be included in the Information Statement or reasonably requested by the Company to be included in the Information Statement.

4.3. Actions of RagingBull. Prior to the Closing, RagingBull shall cause and demonstrate to the Company the following actions have been taken by the written consent of the RagingBull Holders:

(a) the approval of this Agreement and the transactions contemplated hereby; and

(b) such other actions as the Company may determine are necessary or appropriate.

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4.4. Access to Properties and Records. The Company and RagingBull will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of the Company or RagingBull in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or RagingBull as the other shall from time to time reasonably request.

4.5. Delivery of Books and Records. At the Closing, RagingBull shall deliver to the Company, RagingBull’s minute books, books of account, contracts, records, and all other books or documents.

4.6. Actions Prior to Closing by Both Parties.

(a) From and after the date of this Agreement until the later of the Closing Date and the closing of the Reorganization, and except as permitted or contemplated by this Agreement, the Company, RagingBull and Acquisition will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) Except as set forth herein and as contemplated by the Reorganization, from and after the date of this Agreement until the Closing Date and the later of the closing of the Reorganization, none of the Company, RagingBull, or Acquisition will: (i) make any change in their organizational documents, charter documents, operating agreement, or Bylaws; (ii) take any action described in Section 2.6 in the case of RagingBull, or in Section 3.6 in the case of the Company or Acquisition (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

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4.7. Indemnification.

(a) Indemnification by RagingBull. RagingBull hereby agrees to pay for, defend, hold harmless, and indemnify the Company and Acquisition and each of the officers, holders of Series A Preferred Stock of the Company, agents, representatives, and directors of the Company and Acquisition as of the date of this Agreement and their respective successors and assigns, including, without limitation, LBMG and LB Newco (such indemnities, collectively, the “Company Indemnitees”), against any loss, liability, claim, damage, or expense of whatever kind or nature (including, but not limited to, any and all judgments, interest, award, penalties, fines, accounting or attorneys’ fees, costs, and expenses, and expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Losses”), to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made in Article II, (ii) claims by or on behalf of any past or present shareholders of the Company relating to or arising out of (A) the transactions contemplated by this Agreement, or the Reorganization, (B) the Information Statement, other than with respect to claims arising solely from the inaccuracy of information contained therein provided by the Company, (C) the assertion or attempted assertion of any stockholder of the Company of any appraisal or dissenters rights or any right to have such stockholders’ shares repurchased by the Company, or (D) any alleged breach or violation of securities laws, rules, regulations, or requirements of self-regulatory organizations related to RagingBull or any of the foregoing. The indemnification provided for in this Section 4.7(a) shall survive the Closing and consummation of the transactions contemplated hereby and shall survive the termination of this Agreement pursuant to Section 7.1. The current and former officers and directors of the Company shall be express third party beneficiaries of this Section 4.7(a) and shall be entitled to enforce this Section 4.7(a) against RagingBull and its affiliates, successors and assigns, including, without limitation, the Company, as if such third party beneficiaries were parties to this Agreement. RagingBull agrees to pay and be responsible for initial payment of all indemnifiable Losses contemplated by this Section 4.7(a) as a matter of first resort promptly upon notification in writing by any Company Indemnitee of the details of such Losses, and no Company Indemnitee shall be required to first pay such Losses in order for RagingBull to be obligated to pay such indemnifiable amounts in the first instance.

(b) Indemnification by the Company. The Company hereby agrees to defend and indemnify RagingBull and each of the officers or agents of RagingBull as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred “in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III. The indemnification provided for in this Section 4.7(b) shall survive the Closing and consummation of the transactions contemplated hereby and shall survive the termination of this Agreement pursuant to Section 7.1(c).

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(i) If any party entitled to indemnification hereunder (an “Indemnified Party”) receives notice of the assertion of any claim for Losses or the commencement of any proceeding with respect to a matter subject to indemnity hereunder (a “Claim”), notice thereof (a “Claim Notice”) shall promptly be given to the party having the obligation to indemnify the Indemnified Party (the “Indemnifying Party”). The failure of any Indemnified Party to give timely notice hereunder shall not affect such Indemnified Party ’s rights to indemnification hereunder, except to the extent the Indemnifying Parties forfeit rights or defenses by reason of such delay or failure, and, in such them, the amount of reimbursement to which the Indemnified Party is entitled shall be reduced only by the amount, if any, by which the Indemnified Party’s Losses would have been less had such Claim Notice been timely delivered. After receipt of a Claim Notice, if (x) the Indemnifying Parties produces a notice of election within fifteen (15) days of receiving the Claim Notice, and (y) acknowledges in writing that it agrees to indemnify the Indemnified Party for all Losses in connection with such Claim Notice, the Indemnifying Parties shall have the right, but not the obligation to (i) take control of the defense and investigation of such Claim, (ii) employ and engage attorneys of its own choice (subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Indemnifying Parties’ sole cost and expense, and (iii) compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party; provided, that such consent will not be required if (A) such settlement includes an unconditional release of the Indemnified Party and provides solely for payment of monetary damages for which the Indemnified Party will be indemnified in full and (B) does not require or involve any admission of wrong doing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Parties will not have the right to assume the defense of a Claim if (1) the Indemnifying Parties fail to actively and diligently conduct the defense of the Claim (after notice and reasonable opportunity to cure), (2) the Indemnified Party has received advice from counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Parties in connection with the defense of such Claim, (3) such Claim seeks a finding or admission of a violation of any criminal law by the Indemnified Party, (4) such Claim seeks an injunction or other equitable remedies in respect of an Indemnified Party or its business, (5) such Claim relates to a material customer or material supplier, or (6) such Claim is reasonably likely to result in Losses that, taken with any other then existing claims under this Article IV, would not be fully indemnified hereunder.

(ii) In the event that the Indemnifying Parties defend the Indemnified Party against a Claim, the Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Parties’ request, with the Indemnifying Parties and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom, including, if appropriate and related to such Claim, in making any counterclaim against the claimant, or any cross complaint against any Person, in each case, at the expense of the Indemnifying Parties. The Indemnified Party may, at its own sole cost and expense, monitor and further participate in (but not control) the investigation, trial and defense of such Claim and any appeal arising therefrom. “Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any governmental authority.

(iii) Notwithstanding anything to the contrary herein, if the Indemnifying Parties do not assume such defense and investigation or do not acknowledge in writing within a reasonable period, but no later than thirty (30) days, after receipt of the Claim Notice their obligation to indemnify the Indemnified Party against any Losses arising from such Claim, then the Indemnified Party shall have the right to retain separate counsel of its choosing, defend such Claim and have the sole power to direct and control such defense (all at the cost and expense of the Indemnifying Parties if it is ultimately determined by a court of law with jurisdiction on the Claim that the Indemnified Party is entitled to indemnification hereunder); it being understood that the Indemnified Party’s right to indemnification for a Claim shall not be adversely affected by assuming the defense of such Claim. Notwithstanding anything herein to the contrary, whether or not the Indemnifying Parties shall have assumed the defense of such Claim, the Indemnified Party shall not settle, compromise or pay such Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

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ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF

THE COMPANY AND ACQUISITION

The obligations of the Company and Acquisition under this Agreement are subject to the satisfaction, at or before the Closing or as otherwise set forth below, of the following conditions:

5.1. Accuracy of Representations; Performance. The representations and warranties made by RagingBull in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and RagingBull shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RagingBull prior to or at the Closing. The Company may request to be furnished with a certificate, signed by a duly authorized officer of RagingBull and dated the Closing Date, to the foregoing effect.

5.2. Officer’s Certificates. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of RagingBull to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of RagingBull threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in a disclosure schedule, by or against RagingBull which might result in any material adverse change in any of the assets, properties, business, or operations of RagingBull.

5.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of RagingBull, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of RagingBull.

5.4. Company Approvals. The Company shall have obtained the approval of the Board of Directors and the affirmative vote of a majority of the votes of the holders of the outstanding voting capital stock of LeafBuyer approving the Merger and the Reorganization (the “LeafBuyer Shareholders”).

5.5. Other Items.

(a) The Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(b) The transactions contemplated by this Agreement shall have been approved by a majority of the RagingBull Managers and a majority of the RagingBull Holders.

(c) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from RagingBull’s lenders, creditors, vendors and lessors, as applicable.

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(d) RagingBull shall have prepared and shall have delivered to the Company audited financial statements since inception through December 31, 2024 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, RagingBull shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by RagingBull’s independent certified public accountants.

(e) Approval of the transactions contemplated by this Agreement by the Company Board.

(f) The Company and the acquirors of LBMG or substantially all of its assets shall have entered into definitive agreements for the sale of LBMG or substantially all of its assets to the prospective purchasers thereof as of the Closing.

(g) Prior to the closing of the Reorganization (the Company shall have obtained necessary shareholder approval and filed an Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission for the approval of the Reorganization.

5.6. Good Standing. The Company shall have received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that RagingBull is in good standing as a limited liability company in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF RAGINGBULL

The obligations of RagingBull under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1. Accuracy of Representations; Performance. The representations and warranties made by the Company and Acquisition in this Agreement were true when made and shall be true as of the Closing Date in all material respects (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company and Acquisition shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and Acquisition prior to or at the Closing. RagingBull shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

6.2. Officer’s Certificate. RagingBull shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

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6.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

6.4. Good Standing. RagingBull shall have received certificates of good standing from the Secretary of State of Nevada, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the state of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5. Other Items.

(a) RagingBull shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RagingBull may reasonably request.

(b) RagingBull shall have conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of RagingBull.

(c) The transactions contemplated by this Agreement shall have been approved by the Board of Directors of the Company and Acquisition.

(d) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable.

(e) The Parties shall have prepared and agreed upon the content of Form 8-K to be filed pursuant to Section 4.1 hereof.

6.6. Debt Exchange Agreements. The Company agrees that prior to or simultaneously in connection with the Closing, the Company shall have obtained necessary approval and entered into the requisite agreements for: (a) the a Note Consolidation and Amendment Agreement, in the form attached hereto as Exhibit I, whereby all outstanding promissory notes made by the Company in favor of Bishop, together with any and all accrued interest and fees, shall be exchanged for a new promissory note convertible into shares of LeafBuyer Common Stock, in the form attached hereto as Exhibit J; (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for $750,000 (the “Marshall Payoff Amount”) and payment of such proceeds from such sale to Adam Marshall, Allan Marshall, and MFA Holdings Corp. and their affiliates (collectively, the “Marshall Lenders”) in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Lenders Notes”) excluding all accrued and unpaid interest on the Marshall Lenders Notes (the “Marshall Debt Interest”) owed by the Company to the Marshall Lenders on the Marshall Debt pursuant to and in accordance with the form of the Exchange Agreement attached hereto as Exhibit K (the “Exchange Agreement”); and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the Marshall Debt Interest plus the amount by which, if any, the Marshall Payoff Amount exceeds the proceeds of the Asset Sale, convertible into shares of LeafBuyer Common Stock, in the form attached hereto as Exhibit L (collectively, the “Debt Exchange”). For avoidance of doubt, to be set forth in the Exchange Agreement, the assets transferred in the Asset Sale will be transferred free and clear of any debt, lien or otherwise from the Marshall Lenders, irrespective of the Marshall Payoff Amount.

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ARTICLE VII

TERMINATION

7.1. Termination.

(a) This Agreement may be terminated by either the RagingBull Managers or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened in writing action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors or members, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved or impeded in a material manner by any regulatory authority whose approval is required or whose impediment would materially inhibit the parties ability or advisability in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of RagingBull or the Company, respectively, in the assets, properties, business, or financial condition of RagingBull or the Company, which could have a materially adverse effect on the value of the business of RagingBull or the Company, respectively, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by April 1, 2026, or such other date as Company and RagingBull may agree upon in writing. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby; provided, however, that notwithstanding the foregoing in any event RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees and expenses, in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

(b) This Agreement may be terminated at any time prior to the Closing by action of the Company or Acquisition if RagingBull fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of RagingBull contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for five (5) days after written notice of such failure is provided to RagingBull. If this Agreement is terminated pursuant to this Section 7.1(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

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(c) This Agreement may be terminated at any time prior to the Closing by action of the RagingBull Managers if the Company or Acquisition fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company or Acquisition contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for five (5) days after written notice of such failure is provided to the Company. If this Agreement is terminated pursuant to this Section 7.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

8.2. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3. Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4. Confidentiality. The Company, on the one hand, and RagingBull, on the other hand, will keep confidential all information and materials regarding the other party designated by such party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. The Company and RagingBull agree that no public disclosure will be made by either party of the existence of the transactions contemplated by this Agreement or any of its terms without first advising the other party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5. Expenses. Each Party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement; provided, however, that RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees and expenses, in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

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8.6. Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7. Third Party Beneficiaries. This contract is solely between the Company, Acquisition and RagingBull and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9. Survival. The representations and warranties of the respective Parties shall survive the Closing and the consummation of the transactions contemplated hereby.

8.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12. Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.13. Taxes. RagingBull and the RagingBull Holders shall be responsible for the preparation and payment of all income taxes related to the business of RagingBull for the periods before and after the Merger, provided, that the Company shall cooperate to give RagingBull or Acquistion, as the case may be, the benefit of any carryforward losses of the Company. Following the Reorganization, the Company and its successors shall not restate or amend any past taxes of the Company without the LeafBuyer Shareholders’ prior written consent.

(Signature page to follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written.

LEAFBUYER TECHNOLOGIES INC.

By:
Name: Kurt Rossner
Title: President

LB ACQUISITION CORP.

By:
Name: Kurt Rossner
Title: President

RAGINGBULL.COM, LLC

By:
Name:
Title:

RAGINGBULL HOLDERS:

JEFF BISHOP

JASON BOND

MFA Holdings Corp.

By:
Name: Allan Marshall Title: CEO

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Annex D

Section 92A.300 through 92A.500 of the Nevada Revised Statute

Section 92A.300 through 92A.500 of the Nevada Revised Statute

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086; A 2023, 382)

NRS 92A.303 “Advance notice statement” defined. “Advance notice statement” when used in reference to a proposed corporate action creating dissenter’s rights that is taken or submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, means written notice of the proposed corporate action sent by the subject corporation to all stockholders of record entitled to assert dissenter’s rights if the corporate action is effectuated. Such notice must:

1. Be sent not later than 20 days before the effective date of the proposed corporate action;

2. Identify the proposed corporate action;

3. Provide that a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must deliver a statement of intent to the subject corporation and set a date by which the subject corporation must receive the statement of intent, which may not be less than 15 days after the date the notice is sent, and state that the stockholder shall be deemed to have waived the right to assert dissenter’s rights with respect to the shares unless the statement of intent is received by the subject corporation by such specified date; and

4. Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 2023, 380)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

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NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.323 “Statement of intent” defined. “Statement of intent” when used in reference to a proposed corporate action creating dissenter’s rights, means written notice of a stockholder’s intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the corporate action is effectuated.

(Added to NRS by 2023, 381)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

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NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

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NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

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2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

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2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)

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NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2. If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)

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NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2. If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

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(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

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5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

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NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

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2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

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Annex E

RagingBull Financial Statements

RAGINGBULL.COM, LLC

FINANCIAL STATEMENTS

December 31, 2024 and 2023

INDEX TO FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

and Stockholders of RagingBull.com, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ragingbull.com, LLC (the “Company”) as of December 31, 2024, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

BCRG Group (PCAOB ID 7158)

We have served as the Company’s auditor since 2025.

Irvine, CA

July 23, 2025

F-2

Certified Public Accountants and Advisors A PCAOB Registered Firm 713-489-5635 bartoncpafirm.com Cypress, Texas

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members

RagingBull.com, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RagingBull.com, LLC (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, statements of changes in members’ deficit, and statements of cash flows and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of RagingBull.com, LLC as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current periods audits of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. According to AS 3101, communication of critical audit matters is not required in the auditors unqualified report for audits of emerging growth companies. We have communicated any such matters to the board and or management, as applicable.

We have served as RagingBull.com, LLC. ’s auditor since 2024.

Cypress, Texas

May 6, 2025

F-3

RAGINGBULL.COM, LLC

BALANCE SHEETS

	December 31,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$602,014	$226,458
Accounts receivable, net	590,154	83,192
Prepaid expenses and other current assets	39,482	39,754
Total current assets	1,231,650	349,404
Investments, at cost	786,402	789,373
Property and equipment, net	-	-
Intangible assets, net	1,833	3,833
Operating lease right-of-use assets	-	-
Merchant Reserves	90,508	149,050
Deposits	34,254	50,000
Total assets	$2,144,647	$1,341,660

Liabilities and members' deficit
Current liabilities
Accounts payable and accrued expenses	$643,156	$1,629,187
Current portion of deferred revenue	3,411,654	3,310,973
Operating lease liabilities, current portion	-	-
Total current liabilities	4,054,810	4,940,160
Note Payable - related party	28,357	28,357
Long-term portion of deferred revenue	5,687,507	7,512,756
Operating lease liabilities	-	-
Total liabilities	9,770,674	12,481,273
Commitments and contingencies
Member's Deficit	(7,626,027)	(11,139,613)
Total liabilities and members' deficit	$2,144,647	$1,341,660

The accompanying notes are an integral part of these financial statements.

F-4

RAGINGBULL.COM, LLC

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2024	2023
Revenues, net	$11,287,861	$6,708,676
Costs and expenses:
Cost of sales	830,851	1,220,771
General and administrative	703,004	1,314,647
Sales and marketing	4,747,138	1,839,189
Research and development	237,169	278,022
Depreciation and amortization	2,000	7,902
Total operating expenses	6,520,162	4,660,531
Operating income	4,767,699	2,048,145
Other income (expense):
Other expense, net	22,845	139,444
Loss on impairment	(26,149)	(80,859)
Loss on disposal	-	-
Interest expense	(4,818)	(2,764)
Total other income (expenses)	(8,122)	55,821
Income before income taxes	4,759,577	2,103,966
Income tax benefit	4,334	-
Net income	$4,763,911	$2,103,966

The accompanying notes are an integral part of these financial statements.

F-5

RAGINGBULL.COM, LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

	Members'	Members'	Accumulated
	Capital	Loan	Deficit	Total
BALANCES, December 31, 2023	(5,092,712)	(144,191)	(5,937,649)	(11,174,552)
Member distributions	(1,215,386)	-	-	(1,215,386)
Net income	-	-	4,763,911	4,763,911
BALANCES, December 31, 2024	(6,308,098)	(144,191)	(1,173,738)	(7,626,027)

The accompanying notes are an integral part of these financial statements.

F-6

RAGINGBULL.COM, LLC

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$4,763,911	$2,103,966
Adjustment to reconcile net income to cash used in operating activities
Depreciation and amortization	2,000	7,902
Provision for prepaid expenses and other current assets	-	50,000
Impairment loss on merchant reserves	22,924	-
Impairment loss on investment	2,971	80,859
Changes in operating assets and liabilities:
Accounts receivable	(506,962)	(23,431)
Prepaid expenses and other current assets	(34,667)	93,914
Deposit	15,746	150,000
Merchant reserves	35,618	189,588
Accounts payable and accrued expenses	(986,031)	(653,604)
Deferred Revenue	(1,724,568)	(1,831,675)
Net cash provided by (used in) operating activities	$1,590,942	$167,519

Cash flows from Financing Activities
Loans to members	$-	$(85,583)
Distribution to members	(1,215,386)	(150,000)
Contributions from members	-	250,822
Net cash provided by financing activities	(1,215,386)	15,239
Net increase in cash and cash equivalents	375,556	182,758
Cash and cash equivalents, beginning of period	226,458	43,700
Cash and cash equivalents, end of the period	$602,014	$226,458

Supplemental Cash Flow Information
Cash paid for interest	$2,764	$4,151

The accompanying notes are an integral part of these financial statements.

F-7

RAGINGBULL.COM, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations

RagingBull.com, LLC (FKA Lighthouse Media, LLC) (the “Company” or “RagingBull.com”), a Delaware limited liability company formed January 3rd 2014, is a financial publishing company that provides an educational platform focused on stock trading, offering training, tools, and market insights. RagingBull.com is not a registered investment advisor or broker, but it operates as a community where users can access a mix of free educational content and premium services. These services are designed to help retail traders and investors navigate different market conditions with strategies that range from short-term to long-term trading and swing-trading to options-trading. In addition, RagingBull.com LLC also operates as an advertising and marketing organization running promotional material, lead generation campaigns, and affiliate deals.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying financial statements have been prepared in accordance with U.S. GAAP, expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP. These financial statements represent the financial information of a single legal entity, the Company, and no subsidiaries or other entities are included. References to U.S. GAAP issued by the Financial Accounting Standards Board’s (“FASB”) in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates include, but are not limited to, revenue recognition, allowance for credit losses, intangible assets, inventory valuation, estimates related to useful lives of capitalization software, estimation of contingencies, recoverability of deferred tax assets, the incremental borrowing rate applied to lease accounting, valuation of earn out liabilities and warrant liabilities, and estimation of income taxes. These estimates, judgments, and assumptions are reviewed periodically, and the impact of any revisions are reflected in the financial statements in the period in which such revisions are made. Actual results could differ materially from those estimates, judgments, or assumptions, and such differences could be material to the Company’s financial position and results of operations.

Revenue Recognition

“ASC 606, Revenue from Contracts with Customers”, is a single standard for revenue recognition that applies to all of revenue arrangements and generally requires revenue to be recognized upon the transfer of control of promised goods or services provided to its customers, reflecting the amount of consideration it expects to receive for those goods or services. Pursuant to ASC “606”, revenue is recognized upon the application of the following steps:

•	Identification of the contract, or contracts, with a customer;
•	identification of the performance obligations in the contract;
•	determination of the transaction price;
•	allocation of the transaction price to the performance obligations in the contract; and
•	recognition of revenue when, or as, the contractual performance obligations are satisfied.

Subscription Revenue: The Company offers various educational subscriptions to digital newsletters, which provide customers with a wide variety of services such as updates on investing trends, trade ideas, trade alerts, market analysis, exclusive articles, and access to chat rooms. The subscription is paid upfront, and the customer receives access to the content for the term they purchased. RagingBull.com identifies the continual provision of the newsletter services throughout the agreed upon term as the performance obligation. The customer generally pays for the subscription up front at the start of the term. Revenue is recognized over-time over the subscription period. The pattern of revenue recognition is straight-line over the subscription period, reflecting the continuous transfer of service to the customer.

F-8

Advertising services: The Company provides advertising services to companies that want to market to its audiences. RagingBull.com identifies the performance obligation as when the advertising content is distributed as described in the agreed upon terms. The distribution of advertising content could consist of emails, SMS, or push notifications. The Company typically receives the consideration up front. Revenue from advertising agreements is recognized over time, as the company satisfies its performance obligation by delivering content. The pattern of revenue recognition is straight-line over the agreed upon promotional period, reflecting the time when RagingBull.com distributes the advertising content.

Affiliate and Lead Generation Marketing: The Company provides affiliate and lead generation services to companies that want to market to its audiences. RagingBull.com identifies the performance obligation as the following:

•

Affiliate Marketing: The primary performance obligation is typically to drive traffic to a customer’s website or to generate conversions (such as sales, sign-ups, or clicks) through affiliate links. The company must fulfill this obligation by delivering measurable results, such as a certain number of clicks, leads, or sales, as agreed upon in the contract.

•

Providing Qualified Leads: The primary performance obligation in lead generation is to provide the customer with a specified number of qualified leads. The service provider must ensure that these leads are delivered in a format and timeframe specified in the contract.

Revenue from affiliate and lead generation agreements are recognized based on the month RagingBull satisfies its performance obligation by delivering verified conversions. We generally recognize revenue from our subscription services based on the right to invoice practical expedient. For the year end December 31, 2024, 41% of revenue was from subscriptions, 30% was from advertising, and the remaining 29% was sourced from affiliate marketing services. For the year ended December 31, 2023, 79.6% of revenue was from subscriptions, 20.2% was from advertising, and the remaining .02% was sourced from affiliate marketing services.

Disaggregation of Revenue

The table below shows the disaggregation of revenue for the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
Subscription Revenue	$4,799,703	$5,512,898
Refunds - Subscription	(198,938)	(172,619)
Advertising services	3,450,790	1,364,097
Refunds – Advertising	(50,000)	(10,000)
Affiliate and Lead Generation Marketing	3,286,306	14,300
Total revenues, net	$11,287,861	$6,708,676

F-9

Deferred Revenue

The table below shows the contract liability roll forward for the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
Beginning balance, January 1	$10,823,729	$12,655,404

Additional payments received	2,876,197	3,504,760
Revenue Recognized during the year over-time	(4,600,765)	(5,336,435)

Ending balance for current portion of deferred revenue, December 31	3,411,654	3,310,973
Ending balance for long-term portion of deferred revenue, December 31	$5,687,507	$7,512,756

Deferred revenue represents amounts billed or received in advance of the Company’s performance under contractual obligations, primarily related to subscription services. The Company recognizes revenue over the applicable service period as performance obligations are satisfied. For the years ended December 31, 2024, and 2023, the Company recognized $4,600,765and $5,336,760 of revenue, respectively. For the years ended December 31, 2024, and 2023, the Company had performance obligations of $9,099,161 and $10,823,729, respectively. The remaining performance obligations are presented as deferred revenue in the balance sheets under current liabilities.

Cash and Cash Equivalents

Cash includes cash deposits in banks. For the years ended December 31, 2024, and 2023, cash included $602,014 and $226,458 respectively. There were no cash equivalents as of December 31, 2024, and 2023.

Accounts Receivable, net

Accounts receivable is stated net of allowance for doubtful accounts and are amounts primarily due from the Company's merchants for revenues earned, net of related interchange and processing fees, and do not bear interest. Other types of accounts receivable are from other revenue streams. Amounts due from merchants are typically paid within 30 days following the end of each month. The company does not estimate allowances as they do not maintain an allowance for doubtful accounts (or any other applicable allowances). All receivables and related assets are recorded at their full value, and any impairments or write-offs are recognized as they occur based on actual losses rather than estimated reserves. For the years ended and as of December 31, 2024, and 2023, the accounts receivable balances were $590,154 and $83,192, respectively.

Investments, at Cost

The Company accounts for investments with less than 20% of the voting shares and does not have the ability to exercise significant influence over operating and financial policies of the investee using the cost method. The Company records cost method investment at the historical cost in its financial statements and subsequently records any dividends received from the net accumulated earrings of the investee as income. Dividends received in excess of earnings are considered a return of investment and are recorded as reduction in the cost of the investments.

Cost method investment is evaluated for impairment when facts or circumstances indicate that the fair value of the long-term investments is less than its carrying value. An impairment is recognized when a decline in fair value is determined to be other-than-temporary. The Company reviews several factors to determine whether a loss is other- than-temporary. These factors include, but are not limited to, the: (i) nature of the investment; (ii) cause and duration of the impairment; (iii) extent to which fair value is less than cost; (iv) financial condition and near term prospects of the investments; and (v) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. For the years ended December 31, 2024 and 2023, the Company recorded impairment losses on investments totaling $2,971 and $80,859, respectively.

F-10

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over the estimated useful lives of the respective asset. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Assets	Estimated Useful Life
Furniture and Fixtures	5 years
IT Equipment	3 years

Intangible Assets

The Company's intangible assets consist primarily of intellectual property and domain names. Intangible assets with finite lives are amortized using the straight-line method over their estimated useful lives of approximately 10 years.

The Company reviews long-lived assets, including finite-lived intangible assets subject to amortization, whenever events or circumstances indicate that a carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of these assets to the estimated undiscounted cash flows expected to be generated by these asset groups. These asset groups are impaired when their carrying value exceeds their fair value. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recognized during the years ended December 31, 2024 and 2023.

Merchant reserves

Merchant reserves represent amounts held by our payment processors as a condition of using their payment services. These reserves are intended to protect the processors against potential losses resulting from chargebacks, refunds, or other settlement risks. The required reserve amounts are typically determined based on the payment processor’s assessment of our credit and transaction risk. These funds are held by the payment processors, generally in accounts with major financial institutions, and are expected to be returned to us upon satisfactory settlement of related obligations or termination of the processing relationship.

Federal and state income taxes

The Company is a limited liability company taxed as a partnership for federal and state income tax purposes. As a pass-through entity, the Company does not incur income taxes at the entity level. Instead, taxable income or loss is allocated to the individual members, who are responsible for reporting such amounts on their respective tax returns. In certain jurisdictions, the Company may elect or be required to remit pass-through entity taxes on behalf of its members. These pass-through entity tax payments are reported as operating expenses in the financial statements. The allocation of income and loss for tax purposes may differ from the allocation used for financial reporting purposes. Accordingly, the members’ equity balances presented in the accompanying financial statements may not correspond to the members’ tax basis in their ownership interests.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses consist primarily of software development costs, including employee compensation and external contractors, associated with the ongoing development of the Company’s technology.

F-11

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 - Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

For the years ended December 31, 2024, and 2023, the following table represents the Company’s fair value hierarchy for items that are required to be measured at fair value on a recurring basis:

	2024
	Fair value	Level 1	Level 2	Level 3
Investments in SAFE agreements	90,885	-	-	90,885
Investments in convertible instruments	99,900	-	-	99,900
Investment in subscription agreements	595,617	-	-	595,617
	786,402	-	-	786,402

	2023
	Fair value	Level1	Level 2	Level 3
Investments in SAFE agreements	90,885	-	-	90,885
Investments in convertible instruments	99,900	-	-	99,900
Investment in subscription agreements	598,588	-	-	598,588
	789,373	-	-	789,373

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including money markets classified as cash equivalents, accounts receivable, accounts payable, accrued expenses, and other liabilities approximate fair value due to their relatively short maturities.

The Company’s policy is to record transfers between levels, if any, as of the beginning of the fiscal year. For the years ended December 31, 2024 and 2023, no transfers between levels have been recognized.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were approximately $3.58 million and $.76 million for the years ended December 31, 2024, and 2023, respectively, which are included in sales and marketing expenses in the accompanying statements of operations.

F-12

Segment Reporting

Operating segments are defined as components of an entity for which separate discrete financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company has determined that the Company has one reportable segment.

Concentration of Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and trade accounts receivable. The Company maintains its cash principally with accredited financial institutions of high credit standing, and its cash levels at times may exceed Federal Deposit Insurance Corporation ("FDIC") coverage limit of $250,000. At December 31, 2024, the Company’s main operating account maintained a balance of $435,344, exceeding the federally insured limits. No losses have been incurred to date.

For the years ended December 31, 2024, Google accounted for 37% of our accounts payable balance and Platoon Marketing accounted for 24%. Google is used for advertising purposes, and Platoon Marketing is used for affiliate services.

For the years ended and as of December 31, 2024, four customers, all of which we preformed affiliate advertising services for, accounted for 10% or more of the Company’s revenue or accounts receivable. StocksToTrade, TradeAlgo, Financial Media Corporation, and IR Agency accounted for 28%, 15%, 15%, and 13% of the accounts receivable balance, respectively.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In August 2020, the FASB issued Accounting Standards Update(“ASU”) No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815- 40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity (“ASU 2020-06”), which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity's own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2021. The Company adopted ASU 2020-06 effective January 1, 2022, and the adoption did not have a material impact on the Company’s financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU No. 2018-20, Narrow- Scope Improvements for Lessor, Leases (Topic 842), which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU No. 2019-01, Codification Improvements to Topic 842, Leases, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. As of the adoption of Topic 842 there was no material impact.

F-13

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“Topic 326”). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted ASU 2016-13 effective January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the financial statements.

Note 3 - Investments, at cost

The following table summarizes investments at cost:

		December 31,
	Date of	2024		2023
Business Name	Investment	# of Shares	At Cost	# of Shares	At Cost

SunState Laboratories, Inc.	2/12/2020	7,692	$25,099	7,692	$25,099
3DMIA, LLC (Next Door Photos)	3/24/2020	10,010	100,100	10,010	100,100
Work Hard Play Hard Train Hard, Inc. (Grit Boxing)	4/27/2020	8,417	24,999	8,417	24,999
Crush Capital Inc. (fka THMG, LLC)	1/14/2020	300,000	170,908	300,000	170,908
Wicked Reports, LLC	8/27/2019	1,667	174,416	1,667	177,387
Speak Technologies Inc. (ALBI)	5/7/2020	Not Disclosed	885	Not Disclosed	885
Rentberry, Inc.	5/21/2020	Not Disclosed	50,000	Not Disclosed	50,000
Rad Intelligence, Inc.	8/12/2020	345,470	40,000	345,470	40,000
GroGuru, Inc.	8/12/2020	7,668	50,000	7,668	50,000
New World Savings (Guac)	9/24/2020	25,000	50,000	25,000	50,000
ThisWay Global, LLC	10/15/2020	Not Disclosed	49,900	Not Disclosed	49,900
Future Proof Brands LLC (BeatBox)	10/18/2020	9,633	50,095	9,633	50,095
			786,402		789,373

The Company holds certain equity investments in privately held companies for which the fair value is not readily determinable. These investments are recorded at cost, less any impairment, and are included in “Investments, at cost” on the consolidated balance sheets.

The Company reviews these investments periodically for impairment and records a write-down if it believes the decline in value is other than temporary.

Note 4 - Property and Equipment

The following table summarizes property and equipment:

	December 31,
	2024	2023
IT equipment	189,345	189,345
Total cost	189,345	189,345
Less: Accumulated depreciation	(189,345)	(189,345)
Property and equipment, net	$—	$—

Depreciation expense was $0 and $5,902 for the years ended December 31, 2024 and 2023, respectively.

F-14

Note 5 - Intangible Assets, Net

The following table summarizes intangible assets, net:

	Useful	December 31,
	Life	2024	2023
Intellectual Property	10 years	$1,070,369	$1,070,369
Domain Names	10 years	504,011	504,011
Total intangible assets		1,574,380	1,574,380
Less: Accumulated amortization		(18,167)	(16,167)
Less: Loss on impairment		(1,554,380)	(1,554,380)
Total intangible assets, net		$1,833	$3,833

Amortization expense was $2,000 for the years ended December 31, 2024.

As of December 31, 2024, estimated future amortization expense is expected as follows:

2025	1,833
$1,833

Note 6 - Related Parties

On April 5, 2016, the Company entered into a $1,000,000 promissory note with its majority owner Sherwood Ventures, LLC. The note accrues interest at the annualized rate of 2.5%. Payment on principal and interest are due and payable in equal monthly payments for ten years. As of December 31, 2024, $28,357 was outstanding under this loan. As of December 31, 2024, Sherwood Ventures LLC has communicated that they are not requiring repayment of the outstanding balance. No formal demand for payment has been made, and no payments have been scheduled or remitted during this period. The Company continues to assess the terms of the arrangement and will disclose any material changes as they arise.

The Company currently has amounts due from members. These amounts are currently due on demand and are classified in member’s equity. As of December 31, 2024, $144,191 was outstanding, respectively.

For the year ended December 31, 2024, the Company incurred $162,082 in contracted services for editorial work, of which $162,082 was paid to a family member of one of the partners. As of December 31, 2024, the remaining payable balance of $10,000 is included in accounts payable.

For the year ended December 31, 2024, the Company incurred $2,000 in contracted services for marketing work, of which $2,000 was paid to another family member of one of the partners. As of December 31, 2024, there is no remaining payable balance.

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Note 7 - Commitments and Contingencies

Other Legal Matters

From time to time in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At December 31, 2024, the Company did not have any pending claims, charges or litigation that were expected to have a material adverse impact on its financial position, results of operations or cash flows.

Note 8 - Member’s Equity

The Company is organized as a limited liability company and is treated as a partnership for income tax purposes. Ownership interests are represented by membership interests held by the members. Members’ equity includes capital contributions, member loans, accumulated earnings or losses, and distributions to members.

For the year ended December 31, 2024, total member distributions were $1.22 million, and net income was $4.73 million. As of December 31, 2024, the Company reported a total members’ deficit of $7.63 million.

Changes in members’ equity during the periods presented were primarily due to operating results, and discretionary distributions to members. No changes in ownership interests occurred during the years presented.

Note 9 - Subsequent Events

The Company evaluated subsequent events through July 23rd, 2025, which is the date these financial statements were issued. During our audit, we noted that a litigation case, Tameka Stewart v. Ragingbull.com, LLC, was filed on June 9, 2025.

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